As filed with the Securities and Exchange Commission on January 9, 2008

REGISTRATION NO. 333-_________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM SB-2/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(PRE-EFFECTIVE AMENDMENT NO. 1)

IDEAEDGE, INC.

(Name of small business issuer in its charter)

Colorado	5999	33-0756798
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6440 Lusk Blvd., Suite 200

San Diego California 92121

(858) 677-0080

 (Address and telephone number of principal executive offices and principal place of business)

Steven J. Davis, Esq.

1042 N. El. Camino Real, B261

Encinitas, California 92024

(858) 367-8138

 (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Shares of common stock, par value $0.001	2,168,461	$3.54	$7,676,352	$225

(1)   All shares registered pursuant to this registration statement are to be offered by the selling stockholders. Pursuant to Rule 416, this registration statement also covers such number of additional shares of common stock to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(2)   Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) using the average of the bid and asked price as reported on the OTC Bulletin Board on January 9, 2008.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JANUARY 9, 2008

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

IDEAEDGE, INC.

2,168,461 SHARES OF COMMON STOCK

This prospectus is part of a registration statement of IdeaEdge, Inc. filed with the Securities and Exchange Commission.  This prospectus relates solely to the offer and sale by the selling stockholders identified in this prospectus of up to 2,168,461 shares of our common stock.  The shares offered in this prospectus include:

•

275,000 shares of common stock, which are outstanding and were issued in consideration of services;

•

1,893,461 shares of common stock, which are outstanding and were issued by the Company to our former Chief Executive Officer in consideration of his assumption of certain debt and obligations of the Company and our former subsidiary, VOS Systems, Inc., which were subsequently assigned by him to three shareholders.

The shares being registered were sold to individuals and institutions in private placement transactions that were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.  We will not receive any proceeds from the resale of shares of our common stock. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions.  Our common stock is listed on the OTC Bulletin Board under the symbol "IDED". The last reported sales price per share of our common stock, as reported by the OTC Bulletin Board on January 9, 2008 was $3.54.

Investing in our common stock involves a high degree of risk.

Our independent registered public accounting firm has included an explanatory paragraph expressing doubt about our ability to continue as a going concern in its audit report for the fiscal year ended September 30, 2007, and the independent registered public accounting firm which conducted the audit of the IdeaEdge-CA financial statements also has included an explanatory paragraph expressing doubt about IdeaEdge-CA’s ability to continue as a going concern in its audit report for the period ended June 30, 2007.

As of October 16, 2007, our remaining business was a development stage company that has been in operation since April 3, 2007 and has not realized significant revenues to date and has a very limited operating history.

See "Risk Factors" beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 9, 2008.

TABLE OF CONTENTS

Page

PROSPECTUS SUMMARY

RISK FACTORS

NOTE REGARDING FORWARD-LOOKING STATEMENTS

USE OF PROCEEDS

DETERMINATION OF OFFERING PRICE

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

SELLING STOCKHOLDERS

PLAN OF DISTRIBUTION

DESCRIPTION OF BUSINESS

DESCRIPTION OF PROPERTY

LEGAL PROCEEDINGS

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

MANAGEMENT

EXECUTIVE COMPENSATION

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

DESCRIPTION OF SECURITIES

DISCLOSURE OF COMMISSION POSITION  OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

LEGAL MATTERS

EXPERTS

INTEREST OF NAMED EXPERTS AND COUNSEL

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS  ON ACCOUNTING AND FINANCIAL DISCLOSURE

WHERE YOU CAN FIND MORE INFORMATION

INDEX TO FINANCIAL STATEMENTS ....................................................................................................F-1

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS DOES NOT OFFER TO SELL OR BUY ANY SHARES IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER.

PROSPECTUS SUMMARY

The following summary highlights material contained in this prospectus. This summary does not contain all the information you should consider before investing in our securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements that appear elsewhere in this prospectus.

Our Company’s business strategy is to develop, market and sell innovative prepaid gift card programs based on major consumer entertainment brands operating under our subsidiary, IdeaEdge, Inc., a California corporation (“IdeaEdge-CA”).  Our Company intends to capitalize on the prepaid gift card market by offering gift card programs based on popular entertainment brands.  Our  business model is intended to promote on-line merchandise sales and we plan to establish gift card programs consisting of the following components.

•

Branded prepaid gift cards for exclusively licensed consumer merchandise utilizing media- and entertainment-based consumer brands;

•

Gift card distribution through high traffic consumer retail stores and online channels;

•

Gift card redemption and fulfillment through custom, brand-specific websites owned and operated by the Company; and

•

Collectible gift cards featuring personalities identified with specific brands.

Through our first gift card program, we plan to market the merchandise of American IdolTM.  Our strategy is to first establish our market position through our exclusive marketing arrangement with American Idol TM, and then to broaden our base of clients to include exclusive relationships with other branded merchandisers.  We want to become a preferred source of branded gift cards for merchandisers whose market presence supports high levels of consumer demand for their gift cards and merchandise.  We plan to build our business through exclusive licenses with premier brands that enjoy verifiable pricing power. Our approach in dealing with American IdolTM described below is indicative of the business model we expect to pursue in dealing with other potential merchandisers.  We can add additional brands in the future and continue to supply and service them through our existing personnel and providers of fulfillment, card manufacture and information technology services.

Our exclusive license is for the American IdolTM gift card business in the U.S. and Canada.  American IdolTM is one of the leading entertainment brands in the United States, with over forty million fans in the U.S. and also a leading brand for consumer merchandise.  While consumer purchases are now executed through customer visits to the American IdolTM website, we expect to open up a new sales channel for American IdolTM, namely one that enables its merchandise to be purchased through the use of prepaid gift cards.  We plan to offer a wide range of consumer merchandise under the American IdolTM brand—music, videos, electronics, apparel, games, accessories, and toys.  A portion of the merchandise we plan to offer is already available on-line from other providers, while the remainder of the planned merchandise will be unique to our website.

We have obtained non-binding commitments for distribution with chains comprising over 10,000 retail grocery and drug stores, including Drug Fair, Staples, Kinney, Long’s, Raley’s, Rite-Aid, Schnucks, USA, and Winn-Dixie.  Based on on-going discussions with additional chains, we estimate that we have the potential for significantly expanding the number of our retail outlets within the United States prior to the end of 2008, although there can be no assurance we will procure these additional outlets.  In addition to securing distribution with some of these leading gift card retailers, our exclusive license also includes the right to market and do business on our website established specifically for this gift card, at www.americanidolgifts.com (the “Website”).  In October 2007, we made our website accessible to the public in conjunction with the distribution of the American IdolTM gift card.  The gift cards were made available to the public during the same month.

Our principal executive offices are located at 6440 Lusk Blvd., Suite 200, San Diego, California, 92121. Our telephone number is (858) 677-0080.  We maintain a website at www.ideaedge.com.  Information found on our website is not part of this prospectus.

Recent Transactions

On October 16, 2007, the Company completed the transactions under the Share Exchange Agreement dated September 6, 2007 (the “Share Exchange Agreement”) by and among the Company, Allan Ligi (the then largest shareholder of the Company), IdeaEdge-CA, and shareholders of IdeaEdge-CA holding over 50% of the outstanding common stock of IdeaEdge-CA, including James Collas, Chris Nicolaidis and Jeffrey Hall.  Pursuant to the terms of the Share Exchange Agreement, the Company agreed to issue (i) up to 7,286,666 shares of Company common stock to the IdeaEdge-CA shareholders, in exchange for up to 7,286,666 shares of stock of IdeaEdge-CA issued and outstanding as of the closing date, and (ii) up to 740,000 shares of Company common stock to the IdeaEdge-A note holders, in exchange for up to $740,000 in promissory notes issued by IdeaEdge-CA as of the closing date. Upon the closing of the Share Exchange Agreement, the former management of the Company resigned, and the Company’s shareholders have elected two new directors, James Collas and Chris Nicolaidis.  Mr. Collas is also the Company’s Chief Executive Officer, and Mr. Nicolaidis is also the Company’s Vice President of Business Development and Corporate Secretary.  Effective as of November 13, 2007, the Company appointed Jonathan Shultz as its Chief Financial Officer and Treasurer.  The Company anticipates that IdeaEdge-CA will remain as a subsidiary of the Company.

In connection to the Share Exchange Agreement, the Company entered into a Purchase Agreement dated August 6, 2007 (the “VOS Systems Sale Agreement”) with Allan Ligi providing for the sale to Mr. Ligi of VOS Systems, Inc., the Company’s wholly-owned subsidiary (the “VOS Subsidiary”), and the assumption by Mr. Ligi of all liabilities of the Company and the VOS Subsidiary totaling $1,237,746 as of September 30, 2007.  Under the terms of the VOS Subsidiary Sale Agreement, the Company issued 1,893,461 shares of restricted Company common stock to Mr. Ligi.  Mr. Ligi was the CEO and a director of the Company from August 2005 until he resigned on October 16, 2007.  Prior to the completion of the VOS Subsidiary sale, Mr. Ligi and his affiliated entity had outstanding loans of approximately $771,868 to the Company and the VOS Subsidiary, and held 227,904 shares of Company common stock.

A more detailed description of these and other recent transactions is also set forth on page 13 of this Prospectus under the section entitled “Company History”.

The Offering

Shares of our common stock offered for re-sale by the selling stockholders pursuant to this prospectus	2,168,461 shares(1)

Percent of our outstanding common stock represented by the shares being offered for re-sale by the selling stockholders as of January 9, 2008	17.5%

Common stock to be outstanding after the offering	12,389,362 shares (2)

Proceeds to the Company

All of the net proceeds from the sale of our common stock covered by this prospectus will be received by the selling stockholders who offer and sell shares of our common stock. We will not receive any proceeds from the sale of our common stock offered by the selling stockholders.

The total dollar value of the shares of our common stock being registered for resale	$7,676,352(3)

OTC Bulletin Board Symbol	IDED

(1)

These 2,168,461 shares were issued to the selling stockholders in private placements.  Consists of 275,000 shares of common stock, which are outstanding and were issued in consideration of services, and 1,893,461 which are outstanding and were issued by the Company to our former Chief Executive Officer in consideration of his assumption of certain debt and obligations of the Company and our former subsidiary, VOS Systems, Inc., which were subsequently assigned by him to three shareholders.

(2)

Unless the context indicates otherwise, all share and per-share information in this prospectus is based on 12,389,362 shares of our common stock outstanding as of January 9, 2008. Shares of common stock to be outstanding after this offering assumes that all shares registered under this prospectus are sold by the selling stockholders. Unless the context indicates otherwise, all other share and per-share information in this prospectus assumes no exercise of options or other rights to acquire our common stock outstanding as of January 9, 2008.

(3)	Determined by multiplying the number of shares of common stock being registered by the market price for such shares of common stock on January 9, 2008.

As of the date of this Prospectus, the Company’s executive officers, directors and insider stockholders beneficially own or control approximately 37.9% of the Company’s outstanding common stock and may exercise significant control over the Companies activities.

RISK FACTORS

Investment in our common stock involves a high degree of risk. You should carefully consider the risks described below together with all of the other information included in this prospectus before making an investment decision. If any of the following risks actually occur, our business, financial condition or results of operations could suffer. In that case, the market price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business

We have a very limited operating history.  We completed our acquisition of IdeaEdge-CA on October 16, 2007.  IdeaEdge-CA was formed in April 2007 to pursue opportunities in the gift card industry.  We do not currently have significant operating revenues and have a very limited operating history.  We do not have any historical financial data upon which to base planned operations.  Because we have no operating history, our historical financial information is not a reliable indicator of future performance. Therefore, it is difficult to evaluate the business and prospects of our Company.  Failure to correctly evaluate our Company’s prospects could result in an investor’s loss of a significant portion or all of his investment in our Company.

Our failure to achieve revenues or obtain adequate financing would materially and adversely affect our business. We do not currently have significant revenues and have never been profitable. We cannot be certain that our Company will ever generate sufficient revenues to achieve profitability.  Our failure to achieve significant revenues or to raise adequate and necessary financing, would seriously harm our business and operating results.  We will have large fixed expenses, and expect to continue to incur capital, product development, and administrative and other expenses.  We will need to generate significant revenues in order to achieve and maintain profitability.  If we fail to achieve significant revenues, or our revenues grow more slowly than anticipated, or if our operating or capital expenses increase more than is expected or cannot be reduced in the event of lower revenues, our business will be materially and adversely affected and an investor could suffer the loss of a significant portion or all of his investment in our Company.

We face competition from other retailers.  We will face competition from other retailers who offer gift cards. Many of these retailers have longer operating histories, greater name recognition and substantially greater financial, technical and marketing resources than us.  Many of these providers also have more extensive customer bases, broader customer relationships and broader industry alliances than us, including relationships with many of our potential customers.  Increased competition from any of these sources could result in our failure to achieve and maintain an adequate level of customers and market share.

We rely on third-party suppliers and distributors.  We will be dependent on other companies to design, produce and distribute our gift cards.  Any interruption in our ability to obtain these services, or comparable quality replacements, would severely harm our business and results of operations.  We will also be dependent on other companies to distribute and sell our products.  The failure by such third parties to distribute or sell our products in a timely manner would substantially harm our business and results of operations and an investor could suffer the loss of a significant portion or all of his investment in our Company.

We are dependent upon consumer tastes for our gift cards and products. The production of co-branded gift cards involves substantial risks due in part because they require that we spend significant funds based entirely on our preliminary evaluation of the cards’ commercial potential.  It is impossible to predict the success of any gift card before its production starts. The ability of a gift card to be accepted by consumers and generate revenues will depend upon a variety of unpredictable factors, including:

•

public taste, which is always subject to change;

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the quantity and popularity of other gift cards available to the public at the time of the release of the Company’s gift cards; and

•

the fact that the distribution and sales method chosen for our gift cards may be ineffective.

For any of these reasons, the gift cards we produce may be commercially unsuccessful.  If we are unable to produce gift cards which are commercially successful in this industry, we may not be able to recoup our expenses and/or generate sufficient revenues. In the event that we are unable to generate sufficient revenues, we may not be able to continue operating as a viable business and an investor could suffer the loss of a significant portion or all of his investment in our Company.

We currently have a lack of diversity of product offerings.  We have only one co-branded gift card available for distribution for our initial product launch, the American Idol™ co-branded gift card.  This lack of diversity in a product offering creates substantial risks as all of our initial potential revenues are dependent upon the success of this one gift card.  Our inability to compete successfully, or the lack of acceptance of our initial gift card, could have a material adverse effect on our business, results of operations and financial condition and an investor could suffer the loss of a significant portion or all of his investment in our Company.

We are required to pay significant licensing fees.   Under the terms of the American Idol™ (“AI”) License Agreement, we have agreed to certain guaranteed royalty payments to FremantleMedia, including the payment of a $1,500,000 advance towards those guaranteed royalty payments.  If we fail to comply with the terms of the AI License Agreement, FremantleMedia would be entitled to terminate the AI License Agreement, in which event we would be unable to launch our first gift card.  Our inability to launch the American IdolTM co-branded gift card would have a material adverse effect on our business, results of operations and financial condition and an investor could suffer the loss of a significant portion or all of his investment in our Company.

FremantleMedia has the right to terminate the AI License Agreement in the event of certain changes of control of the Company.   Under the terms of the AI License Agreement, the licensor, FremantleMedia, is entitled to terminate the AI License Agreement in the event there is a change in the control of IdeaEdge-CA or, as the case may be, the ultimate parent company of IdeaEdge-CA.  This provision is a precaution against IdeaEdge-CA being acquired by an entity which FremantleMedia may deem as unsuited for the AI License Agreement.  We have clarified this provision with FremantleMedia to mean that it does not prevent IdeaEdge-CA from dealing in its stocks and shares to raise more capital (including the sale of equity to individual and non-strategic investors, or a “going public” transaction), but FremantleMedia is entitled to terminate the AI License Agreement if there is a change in the ownership or control of our Company which results in the IdeaEdge-CA shareholders existing as of the date of the execution of the AI License Agreement not collectively maintaining the largest ownership percentage of the Company.

As of January 9, 2008, assuming the exchange of all of the remaining shares and promissory notes of IdeaEdge-CA for shares of Company common stock occurs pursuant to the IdeaEdge Acquisition, the IdeaEdge-CA shareholders existing as of the date of the execution of the AI License Agreement would collectively have approximately 48.4% of the ownership interest of the Company, and the next single largest ownership percentage in the Company is approximately 7.3%.  If as a result of our issuing additional shares or the sale of our shares by the IdeaEdge-CA shareholders existing as of the date of the execution of the AI License Agreement, the IdeaEdge-CA shareholders existing as of the date of the execution of the AI License Agreement no longer have the largest ownership percentage of the Company, and the Company is not able to negotiate an alternative provision with FremantleMedia, FremantleMedia would have the ability to terminate the AI License Agreement.  This would have a material adverse effect on the Company’s business, results of operations and financial condition and an investor could suffer the loss of a significant portion or all of his investment in our Company.  Additionally, this provision may prevent an acquisition of the Company or the Company’s shares of common stock by a strategic or institutional investor as such an acquisition may result in triggering FremantleMedia’s termination rights, or require such an acquisition to be conditioned upon the consent of FremantleMedia.  This could result in an investor’s receiving an amount from his investment that is less than that which would be received in the absence of this provision of the AI License Agreement.

Financial Risks

Our financial statements have been prepared assuming that the Company will continue as a going concern. The factors described herein raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from this uncertainty. Our independent registered public accounting firm has included an explanatory paragraph expressing doubt about our ability to continue as a going concern in their audit report for the fiscal year ended September 30, 2007, and the independent registered public accounting firm which conducted the audit of the IdeaEdge-CA financial statements also has included an explanatory paragraph expressing doubt about IdeaEdge-CA’s ability to continue as a going concern in their audit report for the period ended June 30, 2007.  We also cannot assure you that we will be able to generate sufficient revenue to fund our business. If we cannot generate the required revenues or obtain additional capital on acceptable terms, we will need to substantially revise our business plan or cease operations and an investor could suffer the loss of a significant portion or all of his investment in our Company.

We do not expect to pay dividends for the foreseeable future, and we may never pay dividends and, consequently, the only opportunity for investors to achieve a return on their investment is if a trading market develops and investors are able to sell their shares for a profit or if our business is sold at a price that enables investors to recognize a profit. We currently intend to retain any future earnings to support the development and expansion of our business and do not anticipate paying cash dividends for the foreseeable future. Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. In addition, our ability to pay dividends on our common stock may be limited by state law. Accordingly, we cannot assure investors any return on their investment, other than in connection with a sale of their shares or a sale of our business. At the present time there is a limited trading market for our shares. Therefore, holders of our securities may be unable to sell them. We cannot assure investors that an active trading market will develop or that any third party will offer to purchase our business on acceptable terms and at a price that would enable our investors to recognize a profit.

Our net operating loss carry-forward will be limited.  We have recorded a valuation allowance amounting to our entire net deferred tax asset balance due to our lack of a history of earnings, possible limitations on the use of tax loss carry-forwards, of the inability to use the net operating loss carry-forwards (“NOL”) of the VOS Subsidiary after its sale and the future expiration of the NOL.  This gives rise to uncertainty as to whether the net deferred tax asset is realizable.  Internal Revenue Code Section 382, and similar California rules, place a limitation on the amount of taxable income that can be offset by carry-forwards after a change in control (generally greater than a 50% change in ownership).  As a result of these provisions, it is likely that given our acquisition of IdeaEdge-CA, future utilization of the NOL will be severely limited.  Our inability to use our Company’s historical NOL, or the full amount of the NOL, would limit our ability to offset any future tax liabilities with its NOL.

Corporate and Other Risks

Limitations on director and officer liability and indemnification of our officers and directors by us may discourage stockholders from bringing suit against an officer or director. Our Company’s articles of incorporation and bylaws provide, with certain exceptions as permitted by governing state law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director, except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or unlawful payments of dividends. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director.

We are responsible for the indemnification of our officers and directors. Should our officers and/or directors require us to contribute to their defense, we may be required to spend significant amounts of our capital. Our articles of incorporation and bylaws also provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of our Company. This indemnification policy could result in substantial expenditures, which we may be unable to recoup. If these expenditures are significant, or involve issues which result in significant liability for our key personnel, we may be unable to continue operating as a going concern.

Our executive officers, directors and insider stockholders beneficially own or control a substantial portion of our outstanding common stock, which may limit your ability and the ability of our other stockholders, whether acting alone or together, to propose or direct the management or overall direction of our Company. Additionally, this concentration of ownership could discourage or prevent a potential takeover of our Company that might otherwise result in you receiving a premium over the market price for your shares. A substantial portion of our outstanding shares of common stock is beneficially owned and controlled by a group of insiders, including our directors and executive officers. Accordingly, any of our existing outside principal stockholders together with our directors, executive officers and insider shareholders would have the power to control the election of our directors and the approval of actions for which the approval of our stockholders is required. If you acquire shares of our common stock, you may have no effective voice in the management of our Company.  Such concentrated control of our Company may adversely affect the price of our common stock. Our principal stockholders may be able to control matters requiring approval by our stockholders, including the election of directors, mergers or other business combinations. Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into different transactions which require stockholder approval. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock.

The requirements in connection with being a public company may put us at a competitive disadvantage. The complexity of operating in a public company environment could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002.  We may not be able to implement programs and policies in an effective and timely manner that adequately responds to the increased legal, regulatory compliance and reporting requirements associated with being a public company. Our failure to do so could lead to the imposition of fines and penalties and distract us from attending to the growth of our business.

Our internal controls over financial reporting may not be effective, and our independent auditors may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business. We are subject to various regulatory requirements, including the Sarbanes-Oxley Act of 2002. We, like all other public companies, must incur additional expenses and to a lesser extent the diversion of our management’s time in our efforts to comply with Section 404 of the Sarbanes-Oxley Act of 2002 regarding internal controls over financial reporting. We have not evaluated our internal controls over financial reporting in order to allow management to report on, and our independent auditors to attest to, our internal controls over financial reporting, as required (or to be required) by Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC, which we collectively refer to as Section 404. We have never performed the system and process evaluation and testing required in an effort to comply with the management assessment and auditor certification requirements of Section 404, the management assessment portion of which will initially apply to us as of September 30, 2008. The requirements of Section 404 may unduly divert management’s time and resources for executing our business plan. If in the future, management identifies one or more material weaknesses, or our external auditors are unable to attest that our management’s report is fairly stated or to express an opinion on the effectiveness of our internal controls, this could result in a loss of investor confidence in our financial reports, have an adverse effect on our stock price and/or subject us to sanctions or investigation by regulatory authorities.

Our compliance with the Sarbanes-Oxley Act and the U.S. Securities and Exchange Commission rules concerning internal controls may be time consuming, difficult and costly for us. It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance staff in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications that the Sarbanes-Oxley Act will in the future require publicly-traded companies with our capitalization to obtain.

We are dependent for our success on a few key executive officers. Our inability to retain those officers would impede our business plan and growth strategies, which would have a negative impact on our business and the value of your investment. Our success depends on the skills, experience and performance of key members of our management team.  We do not have long-term employment agreements with any of the members of our senior management team. Each of those individuals may voluntarily terminate his employment with the Company at any time. Were we to lose one or more of these key executive officers, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of limited working capital. We do not maintain a key man insurance policy on any of our executive officers.

We may not be able to manage our growth effectively, which could adversely affect our operations and financial performance. The ability to manage and operate our business as we execute our growth strategy will require effective planning. Significant rapid growth could strain our internal resources, leading to a lower quality of customer service, reporting problems and delays in meeting important deadlines resulting in loss of market share and other problems that could adversely affect our financial performance. Our efforts to grow could place a significant strain on our personnel, management systems, infrastructure and other resources. If we do not manage our growth effectively, our operations could be adversely affected, resulting in slower growth and a failure to achieve or sustain profitability.

Capital Market Risks

Our common stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares. There is limited market activity in our stock and we are too small to attract the interest of many brokerage firms and analysts. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained. While we are trading on the OTC Bulletin Board, the trading volume we will develop may be limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in Bulletin Board stocks and certain major brokerage firms restrict their brokers from recommending Bulletin Board stocks because they are considered speculative, volatile and thinly traded.  The market price of our common stock could be subject to wide fluctuations in response to quarterly variations in our revenues and operating expenses, announcements of new products or services by us, significant sales of our common stock, including “short” sales, the operating and stock price performance of other companies that investors may deem comparable to us, and news reports relating to trends in our markets or general economic conditions.

The application of the “penny stock” rules to our common stock could limit the trading and liquidity of the common stock, adversely affect the market price of our common stock and increase your transaction costs to sell those shares.  As long as the trading price of our common stock is below $5 per share, the open-market trading of our common stock will be subject to the “penny stock” rules, unless we otherwise qualify for an exemption from the “penny stock” definition. The “penny stock” rules impose additional sales practice requirements on certain broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). These regulations, if they apply, require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser’s written agreement to a transaction prior to sale. These regulations may have the effect of limiting the trading activity of our common stock, reducing the liquidity of an investment in our common stock and increasing the transaction costs for sales and purchases of our common stock as compared to other securities.  The stock market in general and the market prices for penny stock companies in particular, have experienced volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the price of our stock, regardless of our operating performance.  Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. The occurrence of these patterns or practices could increase the volatility of our share price.

We may not be able to attract the attention of major brokerage firms, which could have a material adverse impact on the market value of our common stock. Security analysts of major brokerage firms may not provide coverage of our common stock since there is no incentive to brokerage firms to recommend the purchase of our common stock. The absence of such coverage limits the likelihood that an active market will develop for our common stock. It will also likely make it more difficult to attract new investors at times when we require additional capital.

We may be unable to list our common stock on NASDAQ or on any securities exchange. Although we may apply to list our common stock on NASDAQ or the American Stock Exchange in the future, we cannot assure you that we will be able to meet the initial listing standards, including the minimum per share price and minimum capitalization requirements, or that we will be able to maintain a listing of our common stock on either of those or any other trading venue. Until such time as we qualify for listing on NASDAQ, the American Stock Exchange or another trading venue, our common stock will continue to trade on the OTC Bulletin Board or another over-the-counter quotation system, or on the ‘‘pink sheets,’’ where an investor may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, rules promulgated by the SEC impose various practice requirements on broker-dealers who sell securities that fail to meet certain criteria set forth in those rules to persons other than established customers and accredited investors.  Consequently, these rules may deter broker-dealers from recommending or selling our common stock, which may further affect the liquidity of our common stock. It would also make it more difficult for us to raise additional capital.

Future sales of our equity securities could put downward selling pressure on our securities, and adversely affect the stock price. There is a risk that this downward pressure may make it impossible for an investor to sell his or her securities at any reasonable price, if at all. Future sales of substantial amounts of our equity securities in the public market, or the perception that such sales could occur, could put downward selling pressure on our securities, and adversely affect the market price of our common stock.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words "believe," "expect," "will," "anticipate," "intend," "estimate," "project," "plan," "assume" or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus regarding our future strategy, future operations, projected financial position, estimated future revenues, projected costs, future prospects, the future of our industries and results that might be obtained by pursuing management's current plans and objectives are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, or, in the case of forward-looking statements in documents incorporated by reference, as of the date of the date of the filing of the document that includes the statement. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. Except with respect to our obligation to provide amendments for material changes to the Prospectus during the duration of the offer and sale of our common stock by the selling stockholders, we do not undertake and specifically decline any obligation to update any forward-looking statements or to publicly announce the results of any revisions to any statements to reflect new information or future events or developments.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus under the caption "Risk Factors," above, and elsewhere in this prospectus which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus.

USE OF PROCEEDS

This prospectus covers 2,168,461 shares of our common stock, which may be sold from time to time by the selling stockholders. We will not receive any part of the proceeds from the sale of common stock by the selling stockholders.

DETERMINATION OF OFFERING PRICE

The selling stockholders may offer and sell the shares of common stock covered by this prospectus at prevailing market prices or privately negotiated prices. See "Plan of Distribution."

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock trades publicly on the OTC Bulletin Board under the symbol "IDED."  The OTC Bulletin Board is a regulated quotation service that displays real-time quotes, last-sale prices and volume information in over-the-counter equity securities.  The OTC Bulletin Board securities are traded by a community of market makers that enter quotes and trade reports.  This market is extremely limited and any prices quoted may not be a reliable indication of the value of our common stock.

The following table sets forth the high and low bid prices per share of our common stock by the OTC Bulletin Board for the periods indicated as reported on the OTC Bulletin Board.

For the year ended September 30, 2007	High	Low
Fourth Quarter	$.11	$.09
Third Quarter	$.10	$.02
Second Quarter	$.09	$.02
First Quarter	$.17	$.09

For the year ended September 30, 2006	High	Low
Fourth Quarter	$.23	$.10
Third Quarter	$.42	$.13
Second Quarter	$.21	$.05
First Quarter	$.21	$.07

The prices in the table above have not been adjusted for the 25 to 1 reverse stock split which was effective as of October 16, 2007.  Our stock began trading on the OTC Bulletin Board under the symbol “IDED” on October 18, 2007.  Prior to October 18, 2007, our stock traded on the OTC under its previous symbol “VOSI”.  The quotes represent inter-dealer prices, without adjustment for retail mark-up, markdown or commission and may not represent actual transactions.  The trading volume of our securities fluctuates and may be limited during certain periods.  As a result of these volume fluctuations, the liquidity of an investment in our securities may be adversely affected.

Holders of Record

As of January 9, 2008, 12,389,362 shares of our common stock were issued and outstanding, and held by approximately 335 stockholders of record.

Transfer Agent

Our transfer agent is TranShare Corporation, 5105 DTC Parkway, Suite 325, Greenwood Village, CO 80111, Telephone (303) 662-1112

Dividends

We have never declared or paid any cash dividends on our common stock.  For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock.  Any future determination to pay dividends will be at the discretion of our board of directors.

Securities Authorized for Issuance under Equity Compensation Plans

The table below sets forth information as of September 30, 2007, with respect to compensation plans under which our common stock is authorized for issuance.

Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
0	Not Applicable	40,000

The plan under which securities were available for future issuance as of September 30, 2007 was terminated.

Effective October 16, 2007, our Company adopted the 2007 Equity Incentive Plan which is the only compensation plan under which our common stock is authorized for issuance, and the 2007 Equity Incentive Plan has been approved by our stockholders.  The table below sets forth information as of January 9, 2008 with respect to the 2007 Equity Incentive Plan:

Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
440,000	$2.81	160,000

SELLING STOCKHOLDERS

We are registering 2,168,461 shares of our common stock to be offered for re-sale by the selling stockholders pursuant to this prospectus.  The shares were purchased by the selling stockholders in the private placements discussed below.  See also "PROSPECTUS SUMMARY—Recent Transactions," above.  In connection with these private placements, we agreed to file a registration statement with the SEC to register the selling stockholders' re-sale of those shares.  This prospectus is a part of that registration statement.

On October 16, 2007, in connection with the sale of the VOS Subsidiary to Allan Ligi and his assumption of certain debts and liabilities of the Company and the VOS Subsidiary, the Company issued 1,893,461 shares of Company common stock to Mr. Ligi at a price of $0.625 per share (reflecting the 25 to 1 reverse stock split which occurred on October 16, 2007).  Mr. Ligi subsequently transferred these shares to three shareholders in a private transaction.

On November 14, 2007, we entered into an independent consulting agreement for investors' communication and public relations services with SPN Investments, Inc.  Pursuant to terms of that agreement, we agreed to issue an aggregate of 275,000 shares of our common stock to SPN in exchange for services provided under the agreement.

The following table provides information regarding the beneficial ownership of the outstanding shares of our common stock by the selling stockholders.  In computing the number of shares beneficially owned by a selling stockholder and the percentage of ownership of that selling stockholder, we have included all shares of common stock owned or beneficially owned by that selling stockholder. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act and includes shares which can be acquired within 60 days through exercise or conversion of a security. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.  Each selling stockholder's percentage of ownership in the following table is based on 12,389,362 shares of our common stock outstanding as of January 9, 2008.

Name	Beneficial Ownership Before Offering Number of Shares		# of Shares Being Registered (1)	Beneficial Ownership After Offering (2) Shares	%
S7 International, Inc.	631,153	(3)	631,153	-	*
CTE Holdings, Inc.	631,154	(4)	631,154	-	*
Sano Holdings, Inc.	631,154	(5)	631,154	-	*
SPN Investments, Inc.	341,667	(5)	275,000	-	*
Total	2,235,128		2,168,461	-

* Less than one percent
(1) Represents the number of shares held by the selling stockholders which we have agreed to include in this Registration Statement.

(2) Assumes all of the shares being offered under this prospectus will be sold by the selling stockholders.  However, we are unable to determine the exact number of shares that will actually be sold or when or if sales will occur.

(3) Bryan Selby is the natural control person who has the power to direct the vote and disposition of all of the shares held by S7 International, Inc.
(4) Collin Eardley is the natural control person who has the power to direct the vote and disposition of all of the shares held by CTE Holdings, Inc.

(5) Robert Wheat is the president and sole shareholder of both Sano Holdings, Inc. and SPN Investments, Inc. and, as such, is the natural control person who has the power to direct the vote and disposition of these shares.

To our knowledge, based on information obtained from the selling stockholders, none of the selling stockholders currently have short positions in our common stock, nor is any of the selling stockholders a registered broker-dealer or an affiliate of a broker-dealer.

Relationships with the Selling Stockholders

None of the selling stockholders has had any position, office or other material relationship with us within the past three years except as follows:

SPN Investments, Inc. (“SPN”) and the Company entered into a Consulting Agreement dated November 14, 2007 pursuant to which SPN provides investor relations and management consulting services to the Company in exchange for the issuance of 275,000 shares of the Company’s common stock.  The sole shareholder of SPN is Robert Wheat, who is also the sole shareholder of RBW, Inc. (“RBW”) and the sole shareholder of Sano Holdings, Inc. (“Sano”).  Sano is also a selling shareholder.

RBW executed a nonexclusive Finder Agreement with IdeaEdge-CA under which RBW was paid a finder’s fee of 10% of all funds raised by RBW on the Company’s behalf.  We have incurred costs of $328,342 under this arrangement through January 9, 2008 and have paid $135,000 under this agreement through January 9, 2008.

RBW also advanced the Company $255,000 in short-term financing during the three months ended September 30, 2007.  The balance of the short-term financing was repaid on October 15, 2007.

Through RBW, SPN and Sano, Robert Wheat beneficially owns approximately 7.3% of the Company’s outstanding shares of common stock.

PLAN OF DISTRIBUTION

Each selling stockholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;
•	block trades in which the broker dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker dealer as principal and resale by the broker dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	broker dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker dealers engaged by the selling stockholders may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the selling stockholders (or, if any broker dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. However, each selling stockholder has provided written representations to the Company that it is not a broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock registered for re-sale hereunder.  In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

Because the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We are required to pay certain fees and expenses we incur incident to the registration of the shares offered for re-sale hereby.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The shares of our common stock being offered for re-sale pursuant to this prospectus will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares of our common stock being offered for re-sale pursuant to this prospectus may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of our common stock being offered for re-sale pursuant to this prospectus may not simultaneously engage in market making activities with respect to our common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF BUSINESS

History

The Company was originally incorporated in the State of Colorado on May 14, 1990 as “Snow Eagle Investments, Inc.” and was inactive from 1990 until 1997.   In April 1997, the Company acquired the assets of 1st Net Technologies, LLC, a California limited liability company, and the Company changed its name to “1st Net Technologies, Inc.” and operated as an Internet commerce and services business.  In August 2001, the Company suspended its operations, and from August 2001 to August 2004, the Company was in search of a reorganization candidate.  In September of 2005, the Company acquired VOS Systems, Inc. (the “VOS Subsidiary”) as its wholly owned subsidiary and the Company changed its name to “VOS International, Inc.” and traded under the symbol “VOSI.OB”.  The VOS Subsidiary operated as a technology company involved in the design, development, manufacturing, and marketing of consumer electronic products.  On October 16, 2007, the Company completed the acquisition of IdeaEdge, Inc. (“IdeaEdge-CA”); sold the VOS Subsidiary; changed its name to “IdeaEdge, Inc.;” and commenced trading under the symbol “IDED.OB” on October 18, 2007.  We currently develop, market and sell innovative prepaid gift card programs based on major consumer entertainment brands operating under our wholly-owned subsidiary, IdeaEdge-CA

The VOS Subsidiary had very limited revenues and incurred substantial losses.  In August 2007, the Company’s Board of Directors determined it was in the best interest of the Company to acquire IdeaEdge-CA to pursue the prepaid gift card business.  As a condition of the closing of the acquisition of IdeaEdge-CA, the Company was required to sell the VOS Subsidiary and provide for the discharge of all of the historical debts and liabilities of the Company and the VOS Subsidiary.  Pursuant to the Purchase Agreement dated August 6, 2007 between the Company and Mr. Ligi, Mr. Ligi purchased the VOS Subsidiary and assumed liabilities of the Company and the VOS Subsidiary totaling $1,237,746 as of September 30, 2007, and the Company issued 1,893,461 shares of restricted Company common stock to Mr. Ligi at the price per share of $0.625 (reflecting the 25 to 1 reverse stock split which occurred on October 16, 2007).  The Company considered the following factors in determining to sell the VOS Subsidiary and issue shares of Company common stock to Mr. Ligi in consideration for Mr. Ligi’s assumption of the liabilities of the Company and the VOS Subsidiary:  the low market value of the Company; the low historical revenues of the Company; the substantial losses incurred by the Company; the reliance on Mr. Ligi to advance funds to the Company to continue its operations; the Company’s stock price over the three month period ended June 30, 2007 which ranged from $0.60 to $2.50 (reflecting the 25 to 1 reverse stock split which occurred on October 16, 2007); the low volume and high volatility of the Company’s stock price; and the restricted nature of the shares of Company common stock which were issued to Mr. Ligi..  Mr. Ligi was the CEO and a director of the Company from August 2005 until October 2007.  Prior to the sale of the VOS Subsidiary, Mr. Ligi and an entity affiliated with Mr. Ligi had outstanding loans of approximately $771,868 to the Company and the VOS Subsidiary, and held approximately 13.4% of the issued and outstanding shares of Company common stock.

On October 16, 2007, after obtaining the approval of the Company’s shareholders, the Company completed the acquisition of IdeaEdge-CA; sold the VOS Subsidiary; and changed its name to “IdeaEdge, Inc.  The sale of the VOS Subsidiary and acquisition of IdeaEdge-CA resulted in the shareholders of the Company which existed prior to the transactions owning approximately 31% of the outstanding common stock of the Company after the transactions, and the former IdeaEdge-CA shareholders and note holders owning approximately 69% of the outstanding common stock of the Company after the transactions. These transactions resulted in a change of control of the Company.

The Company commenced trading under the symbol “IDED.OB” on October 18, 2007.

Current Business

We intend to capitalize on the prepaid gift card market by offering gift card programs based on popular entertainment brands that we believe will invoke a strong consumer impulse to buy.  Our business model is intended to use the gift card channel to promote on-line merchandise sales.

Through our first product, we are marketing the merchandise of American IdolTM.  Our strategy is to first establish our market position through our exclusive marketing arrangement with American IdolTM and then to broaden our base of clients to include exclusive relationships with other strongly branded merchandisers.  Our goal is to become a preferred source of branded gift cards for merchandisers whose market presence supports high levels of consumer demand for their gift cards and merchandise.  We plan to build our business through exclusive licenses with premier brands that enjoy verifiable pricing power. The approach we are taking in dealing with American IdolTM (described below) is indicative of the business model we expect to utilize in dealing with other merchandisers.

We have secured an exclusive license to conduct the American IdolTM gift card business in the U.S. and Canada.  American IdolTM is one of the leading entertainment brands in the United States, with over forty million fans in the U.S. alone.  American IdolTM is also a leading brand for consumer merchandise.  Where consumer purchases are now executed through customer visits to the American IdolTM website, we expect to open up an entirely new sales channel for American IdolTM, namely one that enables our merchandise to be purchased through the use of prepaid gift cards.  We plan to offer a wide range of consumer merchandise under the American IdolTM brand—music, videos, electronics, apparel, games, accessories, and toys.  Some of this merchandise is unique to our website, while the majority of products offered are purchased from other American IdolTM licensees and resold by us.

We have obtained non-binding commitments with gift card aggregators for distribution with chains comprising over 10,000 retail grocery and drug stores including Drug Fair, Kinney, Long’s, Raley’s, Rite-Aid, Schnucks, USA, and Winn-Dixie.  Based on on-going discussions with additional chains, we estimate that we have the potential for significantly expanding the number of our retail outlets within the United States prior to the end of 2008, although there can be no assurance that we will be successful in securing these addition outlets for the sale of our cards.  In addition to securing distribution with some of these leading gift card retailers, our exclusive license also includes the right to market and do business on our website established specifically for this gift card, at www.americanidolgifts.com (the “Website”).  In October 2007, we made the Website accessible to the public in conjunction with the distribution of the American IdolTM gift card.

Market Overview

According to the November 2006 Adult Gift Card Pre-Holiday Survey by Comdata® Corporation (“Comdata”), gift card sales are expected to exceed $100 billion by 2008, up from $75 billion in 2005.  76% of the adults surveyed stated that they purchased gift cards during the 2005 holiday season, and 46% of all gifts purchased in the last twelve months were gift cards.  It is also instructive to note gift card behavior market as determined by Comdata in its post-2006 holiday season survey and analysis.  Those Comdata conclusions were as follows.

•

Exposure to gift cards among teens is extremely high; nine out of ten have received a gift card, and more than three-quarters have purchased a gift card, either as a gift for someone else or for personal use. Young men report purchasing cards for personal use more often than young women.

•

The most popular occasions for purchasing gift cards for others are birthdays and winter holidays.  Graduation gifts, Mother’s Day, Father’s Day, congratulations and thank-you gifts are the next most popular.

•

Teens buy gift cards for others because they want the recipient to get what they want, or because they can’t decide what else to get.

•

Teens say that four gift purchases in ten are gift cards.

The Company’s flagship program, based on the American IdolTM brand, we believe (based on promotional information provided by FremantleMedia) to be a leading TV entertainment brand across all demographics, including the teen demographic.  The American IdolTM website has enjoyed rapid growth both in terms of web page views and unique website visitors.

We intend to address multiple demographic segments across the prepaid gift card market using various licensed brands. We began offering the American IdolTM gift card in October 2007.  We plan to add other entertainment brands in 2008.  While we anticipate extending our business by licensing additional brands, as of the date of this report, the Company has not secured a license agreement with any of these prospective licensors.

Our exclusive license to conduct the American IdolTM Gift Card business (the “AI License Agreement”) will continue through December 31, 2010, provided each party continues to comply with the terms of the AI License Agreement.  The term of AI License Agreement may be extended by mutual agreement of FremantleMedia and us.  The license enables us to do business in the name of American IdolTM.  The permitted gift card configuration includes any industry standard prepaid gift card packaging or any mutually agreeable variation thereof.  The royalty we will pay under the license is ten percent of sales. The AI License Agreement required us to pay FremantleMedia $1,500,000 in advance on license fees.

Customer Gift Card Purchase Card Model

We believe the primary sales channel for our gift card is high-traffic retailers with significant gift card programs (i.e., destinations with gift card “trees”, “malls”, “kiosks”). These channels typically include grocery, drug, and high-end convenience stores.  Consumer electronics, book, and specialty convenience stores are also candidate retailers for gift card distribution.  We are also working to establish distribution at non-traditional high traffic destinations, including large malls and airports across the U.S.

Under our planned gift card program, customers will purchase gift cards from gift card displays and check-out counters at leading retail grocery and drug store chains.  Consumers will also be able to purchase gift cards on-line at the Website and will be directed there through search engines (e.g. Google), affiliate programs, and links on the American IdolTM website.

The management of the retail outlets we have secured for distribution of our gift cards has expressed enthusiasm for our planned marketing strategy, the eye appeal of the card design, and most significantly, the marketing attraction of the American IdolTM identification.  We believe that this enthusiasm will lead to stores giving our products preferential presence on gift card displays, although there can be no assurance of such preferential placement.

Customer Gift Card Redemption Model

Customers are now able to redeem gift cards for merchandise online at the Website.  We designed the Website to offer choice, ease of use, enjoyment of the redemption experience and to actively promote retail gift card sales.  We expect to sell gift cards in $25 and $50 denominations.   Gift cards are redeemable for music, videos, electronics, apparel, games, accessories, and toys.

Marketing Strategy

We plan to develop the market as follows:

•

Achieve marketing exposure through in-place retail sales agreements with name-brand chains comprising thousands of high-traffic stores;

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Use recognition of American IdolTM popularity to gain preferred positions on chain retailer gift card displays, including coordination of preferred placements through interactions with senior marketing executives within each chain distributing the Company’s gift cards;

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Utilize media associated with the American IdolTM show and its contestants;

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Place links on the American IdolTM website to our Website;

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Create “collector series” American IdolTM gift cards featuring cards co-branded with specific American IdolTM performers and personalities; and

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Promote brand recognition and gift card sales by offering web-enabled customized features, collectable patches, and other brand-reinforcing mechanisms.

To accomplish the preferred placement with retailers we are seeking and website banner advertising, may involve the payment of significant fees.  The customization of gift cards and web-enabled customized greetings will require additional programming of our website, although these costs are not expected to be material in relation to our operations.

Competitive Strategy

We also intend to pursue growth opportunities using the following competitive strategies:

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Execute through our exclusive license with American IdolTM in North America;

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Own and operate the gift card websites we establish;

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License exclusive gift card selling relationships with other merchandisers who enjoy brand-name recognition and pricing power;

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Maintain exclusive arrangements with card manufacturer/distributors and leading gift card aggregators/clearing houses; and

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Recruit a management and advisory team comprised of experienced executives in successful high-technology and gift card service delivery.

Rather than having to develop and staff the supply, distribution, and clearing house functions needed to execute our business, we believe we are positioned to use the resources of established leaders in each component of the supply chain, and will be dealing with firms that have already proven their ability to scale and support the transaction types and loads that will be the foundation of our business.  By integrating all of these partners into our internal information technology systems and business processes, we intend to create an efficient business structure.

Competitive Products

By virtue of our exclusive licensing agreement, we will not have any competitors for gift card merchandising of American IdolTM consumer products in the U.S. and Canada.  We intend to negotiate similar agreements with other merchandisers which we anticipate engaging over the next several years, with a strategy of restricting the establishment of competing businesses.

For gift cards in general, hundreds of commoditized brands now proliferate the market, including those sponsored by banks and financial institutions, department stores, phone companies, gasoline, retailers and others.  We believe we will be in a highly differentiated market segment by offering cards based on entertainment brands, personalities, and characters that provoke passion in consumers.  Our branding strategy is intended to capitalize on the pricing power of particular brands, protect the product against commoditization, mitigate the seasonality of gift cards that do not enjoy year-round consumer interest and encourage premium placement on retail outlet gift card displays.

DESCRIPTION OF PROPERTY

Our corporate offices are located at 6440 Lusk Blvd., Suite 200, San Diego California 92121, where we lease approximately 1,932 square feet of office space.  This lease is for a term of 24 months and commenced in July 2007.  The monthly rental payment including utilities and operating expenses for the facility is approximately $1,900.  We believe this facility is in good condition and adequate to meet our current and anticipated requirements.

LEGAL PROCEEDINGS

From time to time and in the course of business, we may become involved in various legal proceedings seeking monetary damages and other relief.  The amount of the ultimate liability, if any, from such claims cannot be determined. However, in the opinion of our management, there are no legal claims currently pending or threatened against us that would be likely to have a material adverse effect on our financial position, results of operations or cash flows.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis is intended as a review of significant factors affecting our financial condition and results of operations for the periods indicated.  The discussion should be read in conjunction with our consolidated financial statements and the notes presented herein.  In addition to historical information, the following Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties. Our actual results could differ significantly from those anticipated in these forward-looking statements as a result of certain factors discussed in this prospectus.  See "SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995," above.

Overview and Financial Condition

As described above, our Company’s operations which existed prior to October 16, 2007 were sold to Mr. Ligi.  As part of the sale transaction, Mr. Ligi agreed to assume personal liability for all of the outstanding unpaid obligations of the VOS Subsidiary and certain unpaid obligations of our Company.  Additionally, in connection with Mr. Ligi’s assumption of these obligations, we obtained releases from certain creditors of the VOS Subsidiary releasing any further claims they may have against our Company for such unpaid obligations.  As of October 16, 2007, there remained approximately $240,000 in outstanding obligations of the VOS Subsidiary for which the Company has not obtained such releases.  However, Mr. Ligi remains personally responsible to satisfy such obligations in the event such creditors seek payment from our Company with respect to such obligations.

Given the sale of the Company’s VOS Subsidiary to Mr. Ligi and his assumption of the VOS liabilities, the Company’s financial condition as it existed prior to the acquisition of IdeaEdge-CA and sale of the VOS Subsidiary is of limited value in understanding the future prospects and financial position of the Company.  Furthermore, the operations of the years ended September 30, 2007 and 2006 are presented in our accompanying statements of operations as discontinued operations.  Therefore hereafter in our Management Discussion and Analysis of Financial Condition and Results of Operations, references to our Company’s liquidity and capital resources both prior and subsequent to the IdeaEdge-CA acquisition and the VOS Subsidiary sale, will be to the financial condition of IdeaEdge-CA, although its financial position and results of operations are not reflected in the accompanying financial statements of IdeaEdge, Inc. at September 30, 2007, or for the years ended September 30, 2007 and 2006.

Results of Operations

Year ended September 30, 2007 compared to year ended September 30, 2006

Sales

Sales for the year ended September 30, 2007 were $37,836 compared to $213,732 for the year ended September 30, 2006, a decrease of $175,896.  The decrease primarily resulted from insufficient financial resources to maintain viable operations and support sales generation.  There was also a change in corporate focus during the year ended September 30, 2007 away from our prior business and toward the identification of a proper acquisition candidate.  This change in focus ultimately led to the acquisition of IdeaEdge-CA as noted previously.

Cost of Goods Sold

Cost of goods sold for the year ended September 30, 2007 was $89,638 compared to $71,660 for the year ended September 30, 2006, an increase of $17,978, despite the previously discussed reduction in sales.  Included in cost of goods sold for fiscal 2007 were write-downs of inventory totaling $34,733.  For fiscal 2007, we had a negative gross margin of $51,802.  Among the causes for our negative gross margin in fiscal 2007 were the write-downs of obsolete inventory and sales levels insufficient to cover our fixed overhead costs.

Selling, General and Administrative

For the year ended September 30, 2007, operating expenses were $289,824 compared to $622,270 for the year ended September 30, 2006, a decrease of $332,446.  This decrease resulted primarily from significant cuts in spending occasioned by a severe lack of capital to conduct our operations.  Stock-based compensation expenses for fiscal year 2007 totaled $33,036 compared to $81,000 for the year ended September 30, 2006.  Bad debt expense totaled $17,524 in fiscal year 2007 compared to 33,694 in fiscal year 2006.

Loss from Discontinued Operations and Net Loss

For the year ended September 30, 2007, our loss from discontinued operations and our net loss totaled $354,805 compared to comparable losses of $492,087 for the year ended September 30, 2006.  The reduction in our loss from discontinued operations and net loss of $137,282 during 2007 was due to reductions in operating expenses noted above, which was partially offset by our negative gross margin in 2007 of $51,802 compared to a positive gross margin of $142,072 in 2006.  Given the acquisition of IdeaEdge-CA and the sale of the VOS subsidiary in October 2007, all prior years’ operations have been classified as discontinued in our accompanying statements of operations for the years ended September 30, 2007 and 2006.

Year ended September 30, 2006 compared to year ended September 30, 2005

Sales

Sales for the year ended September 30, 2006 were $213,732 compared to $285,309 for the year ended September 30, 2005, a decrease of $71,577. The decrease primarily resulted from weak product sales in the fourth quarter of fiscal 2006.  The reduction in sales was mainly due to losing our sales manager in April 2006, becoming most apparent in our fourth quarter of 2006 with revenues of only $9,983.

Cost of Goods Sold

Cost of goods sold for the year ended September 30, 2006 was $71,660 compared to $207,206 for the year ended September 30, 2005, a decrease of $135,546. Cost of goods sold was 34% of sales for the year ended September 30, 2006 and 73% for the year ended September 30, 2005.  The reduction of cost of goods sold as a percentage of sales in 2006 versus 2005 was the result of a change in the mix of customers and products sold.

Selling, General and Administrative

For the year ended September 30, 2006, selling, general and administrative expenses were $622,270 compared to $791,042 for the year ended September 30, 2005, a decrease of $168,772.  This decrease resulted primarily from the cessation of sales activity during the third and fourth quarters of fiscal 2006, pending cash inflows from investors.

Loss from Discontinued Operations and Net Loss

For the year ended September 30, 2006, our loss from discontinued operations and our net loss totaled $492,087 compared to comparable losses of $741,130 for the year ended September 30, 2005.  The reduction in our loss from discontinued operations and net loss of $249,043 during 2006 was due to a more favorable product sales mix in 2006 compared to 2005 and reductions in operating expenses, partially occasioned by the lack of funds available to carry on operations in the latter part of fiscal 2006.  As noted above, given the acquisition of IdeaEdge-CA and the sale of the VOS subsidiary in October 2007, all prior years’ operations have been classified as discontinued in our accompanying statements of operations for the years ended September 30, 2007 and 2006.

Liquidity and Capital Resources

The following discussion of our liquidity and capital resources refers to the financial condition of IdeaEdge-CA, although the financial position and results of operations of IdeaEdge-CA are not reflected in the accompanying financial statements of IdeaEdge, Inc. at September 30, 2007, or for the years ended September 30, 2007 and 2006.  At September 30, 2007, IdeaEdge-CA’s total assets were $3,023,172; its current assets were $1,035,766; its total liabilities were $2,282,247; and its current liabilities were $738,219.  IdeaEdge-CA’s shareholders’ equity at September 30, 2007 was $740,926 and its cash balance totaled $520,613.

Our total liabilities at September 30, 2007 included $740,000 in notes payable, $194,000 in fees due to RBW, Inc. in connection with fund raising undertaken on our Company’s behalf and $255,000 in short-term financing due to RBW, Inc.  The notes payable were subsequently converted into shares of our common stock after September 30, 2007, while the short-term financing from RBW, Inc. was repaid on October 15, 2007.  Through January 9, 2008, we have paid $100,000 of the $194,000 in fees due as of September 30, 2007 to RBW, Inc.  From our inception through January 9, 2008, we have paid a total of $135,000 in fees charged to us by RBW, Inc. for their fund raising efforts on our behalf, out of a total of $229,000 incurred through September 30, 2007.

We have an agreement with RBW, Inc. in connection fund raising being done on our Company’s behalf.  RBW, Inc. is wholly owned by Robert Wheat.  Mr. Wheat is the Company’s largest non-affiliated shareholder and shares beneficially owned by him total 906,154 shares of common stock or 7.3% of the total common shares outstanding.  Our agreement with RBW, Inc. calls for us to pay RBW, Inc. 10% of the total investment funds raised on our behalf.  Our agreement with RBW, Inc. is non-exclusive.

Plan of Operations

We are dependent upon future revenues, additional sales of our securities or obtaining debt financing to meet our cash requirements.  Barring our generation of revenues in excess of our costs and expenses or our obtaining additional funds from equity or debt financing, we believe we do not have sufficient cash as of the date of this Annual Report to fund the operations of the Company through September 30, 2008.  We currently anticipate raising additional equity financing through the sale of unregistered shares of our Company’s common stock in order to provide for our future financing, investing and working capital needs.  However, there can be no assurance as to whether, when, or upon what terms we will be able to consummate any such financing.

During the next twelve months, the Company does not expect to purchase or sell any plant or significant equipment and does not expect a significant change in the number of its employees from its current number of six at January 9, 2008.

Going Concern

As stated in the Report of Independent Registered Public Accounting Firm on our financial statements, we incurred net losses and have a shareholders' deficit at September 30, 2007.  We have yet to establish profitable operations.  These factors, among others, create an uncertainty about our ability to continue as a going concern.  Furthermore, the factors leading to and the existence of the explanatory paragraph may adversely affect our relationship with customers and suppliers and have an adverse effect on our ability to obtain future financing.

Critical Accounting Policies Involving Management Estimates and Assumptions

Our discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements.  In preparing our consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, we must make a variety of estimates that affect the reported amounts and related disclosures.  We have identified the following accounting policies that we believe require application of management's most subjective judgments, often requiring the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods.  Our significant accounting policies are described in more detail in the notes to consolidated financial statements included elsewhere in this filing.  If actual results differ significantly from our estimates and projections, there could be a material effect on our financial statements.

Revenue Recognition.  Revenue is recognized on the accrual basis of accounting when earned.  We will be responsible for providing merchandise to customers who purchase our gift cards.  Accordingly, we will recognize revenue at the time that the gift cards have been redeemed by customers in exchange for goods from our online Website, the product has been shipped, the selling price is fixed, collection is reasonably assured and when both title and risk of loss transfer to the customer, provided no significant obligations remain.  Cash received in connection with unredeemed gift cards sold will be recorded as deferred revenue until such time as the corresponding gift cards are redeemed for merchandise.  Previous revenues from the sale of consumer electronics goods sold by our VOS Subsidiary were recognized when an order was received, the product had been shipped, the selling price was fixed or determinable and collection was reasonably assured and when both title and risk of loss transferred to the customer, provided that no significant obligations remain. Sales revenues do not include sales taxes collected from the customer.  The SEC's Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition, provides guidance on the application of generally accepted accounting principles to selected revenue recognition issues.  We believe that our revenue recognition policy is appropriate and in accordance with generally accepted accounting principles and SAB No. 104.

Stock Based Compensation.  We account for employee stock-based compensation costs in accordance with Statement of Financial Accounting Standards (“SFAS”), No. 123R, Share-Based Payment, which requires all share-based payments to employees, including grants of employee stock options, to be recognized in our statement of operations based on their fair values.  We utilize the Black-Scholes option pricing model to estimate the fair value of employee stock based compensation at the date of grant, which requires the input of highly subjective assumptions, including expected volatility and expected life.  Changes in these inputs and assumptions can materially affect the measure of estimated fair value of our stock-based compensation.

Use of Estimates.  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Deferred Tax Valuation Allowance.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount more likely than not to be realized.  Income tax expense is the total of tax payable for the period and the change during the period in deferred tax assets and liabilities.

Off-Balance Sheet Arrangements.  The Company does not have any off-balance sheet arrangements, as defined in Item 303(c)(2) of Regulation S-B promulgated under the Securities Act of 1933.

Recent Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board (“FASB”) issued FIN 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB No. 109 (“FIN 48”) which prescribes a recognition threshold and measurement process for recording in the financial statements uncertain tax positions taken or expected to be taken in a tax return.  Additionally, FIN 48 provides guidance on recognition, classification, accounting in interim periods and disclosure requirements for uncertain tax positions. The accounting provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006.  The adoption of FIN 48 did not have a material impact on our consolidated financial position, results of operations or cash flows.

In December 2006, the FASB issued FASB Staff Position (“FSP”) EITF 00-19-2 Accounting for Registration Payment Arrangements (“FSP EITF 00-19-2”) which specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement should be separately recognized and measured in accordance with SFAS No. 5, Accounting for Contingencies.  Adoption of FSP EITF 00-19-02 is required for fiscal years beginning after December 15, 2006.  We are currently evaluating the impact of this guidance on our consolidated financial position, results of operations and cash flows.

In September 2006, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 157, Fair Value Measurements (“SFAS 157”).  SFAS No. 157 defines fair value, established a framework for measuring fair value under generally accepted accounting principles (“GAAP”) and expands disclosures about fair value measurements.  SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007.  We are currently evaluating the impact of this guidance on our consolidated financial position, results of operations and cash flows.

In February 2007, the FASB issued SFAS No. 159 The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115, which permits entities to choose to measure many financial instruments and certain other items at fair value.  The fair value option established by this Statement permits all entities to choose to measure eligible items at fair value at specified election dates.  A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. Adoption is required for fiscal years beginning after November 15, 2007.  We are currently evaluating the impact of this guidance on our consolidated financial position, results of operations and cash flows.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements at either September 30, 2007 or 2006 or during the years then ended.

MANAGEMENT

Our directors are elected by our stockholders to a term of one year and to serve until his or her successor is duly elected and qualified, or until his death, resignation or removal. Each of our officers is appointed by our board of directors to a term of one year and serves until his successor is duly elected and qualified, or until his death, resignation or removal from office.

Our bylaws provide that the number of directors which shall constitute our whole board of directors shall not be less than one or more than five.  The number of directors is determined by resolution of our board of directors or by our stockholders at our annual meeting.  Our current board of directors consists of two directors which were elected to serve on our board of directors on October 16, 2007.

The following table sets forth certain information regarding our executive officers and directors as of November 16, 2007:

Name

Age

Position

James Collas

47

Chief Executive Officer and a director of the Company

Chris Nicolaidis

46

Vice President of Business Development, Corporate Secretary and a director of the Company

Jonathan Shultz

47

Chief Financial Officer and Treasurer

Mr. Collas has been the Chief Executive Officer and a director of our Company since October 16, 2007.  Mr. Collas has been the Chief Executive Officer, President and a director of our Company’s subsidiary, IdeaEdge-CA from April 2006 until the present.  From October 16, 2007 to November 13, 2007, Mr. Collas was also the Chief Financial Officer and Treasurer of our Company, and from April 2006 until November 13, 2007, he was the Chief Financial Officer and Treasurer of IdeaEdge-CA.  From September 2005 through March 2007, Mr. Collas was President, CEO and a director of DVD Movie Update, Inc., a DVD movie retailer which used the gift card retail channel to sell DVD movies.  From November 2002 through August 2006, Mr. Collas was an executive consultant in San Diego specializing in early stage ventures in the technology and Internet space.  From January 2000 through October 2002, Mr. Collas was a Founder and Managing Partner of IdeaEdge Ventures LLC, a San Diego based an internet venture incubator.  From September 1998 through September 1999, Mr. Collas was President of Amiga, Inc., which was a subsidiary of Gateway, Inc. focused on the convergence computer market.  From June 1992 through August 1998, Mr. Collas was CTO and Senior Vice President of Product Development at Gateway, Inc., a leading computer manufacturer and retailer.

Mr. Nicolaidis has been the Vice President of Business Development, Corporate Secretary and a director of the Company since October 16, 2007.  From April 2006 until the present, Mr. Nicolaidis has been Vice President of Business Development, Corporate Secretary and a director of the Company’s subsidiary, IdeaEdge-CA.  From December 2005 to March 2006, he co-founded and was Vice President of DVD Movie Update, Inc., a DVD movie retailer which used the gift card retail channel to sell DVD movies.  From January 2003 to May 2004, he served as the Director of Business Development and Business Manager of the UCSD Center for Molecular Imaging, an entity owned by Molecular Imaging Corporation, a publicly traded healthcare company, and the University of California San Diego Healthcare System.  From July 1998 until December 2002, Mr. Nicolaidis co-founded and was a director of Benefit Management Systems of California, Inc. (“BMSCA”).

Mr. Shultz has been the Chief Financial Officer and Treasurer of the Company since November 13, 2007.  From June 2007 to November 2007, Mr. Shultz worked in the audit and attest practice of Squar, Milner, Peterson, Miranda and Williamson, LLP.  From November 2006 to June 2007, Mr. Shultz worked as a financial consultant or interim Chief Financial Officer for several San Diego area public and private companies.  From October 2004 to November 2006, Mr. Shultz was the Chief Financial Officer for Neology, Inc., located in Poway, California, which manufactured and deployed radio frequency identification solutions.  From August 2002 to December 2004, Mr. Shultz was the Vice President and Chief Financial Officer for Behavioral Medical Research in San Diego, California, a firm conducting pharmaceutical research.

There are no family relationships among members of our management or our Board of Directors.

EXECUTIVE COMPENSATION

Through the year ended September 30, 2007, our Company operated under severe shortages of cash.  The shortages were due in part to our poor operating results and in part to our chronic lack of sufficient capital available in order to invest in key aspects of our prior business that would have possibly allowed for us to have operated more profitably had these investments been made.  Given the realities of the cash shortages we faced, our management that was in place at our Company through our October 16, 2007 acquisition of IdeaEdge-CA, elected to forego nearly all forms of compensation, with the exception of participation in the medical plans available to all employees.  Executive compensation was determined through decisions undertaken by our Board of Directors.  Our Company does not have a formal Compensation Committee.  We expect that with the acquisition of IdeaEdge-CA and the change in our Company’s strategic focus, we will be required to formalize our policies with respect to executive compensation.

The following table summarizes the compensation to the former officers and directors of the Company for the last two fiscal years.  Mr. Ligi and Mr. LaVorgna resigned effective as of the October 16, 2007 in connection with the acquisition of IdeaEdge-CA.

SUMMARY COMPENSATION TABLE

Change in

Pension

Value and

Non-Qual.

Deferred

Stock

Option

Non-equity

Compens.

All Other

Salary

Bonus

Awards

Awards

Incentive

Earnings

 Compensation(1)

Total

Position

Year

($)

($)

($)

($)

Comp ($)

($)

($)

($)

Allan J. Ligi

2007

0

0

0

0

0

0

0

0

President/Director

2006

0

0

0

0

0

0

0

0

Dennis LaVorgna

2007

0

0

0

0

0

0

0

0

CFO/Director

2006

0

0

0

0

0

0

0

0

 (1)  As of September 30, 2006, the Company made group life, health, hospitalization and medical plans available for its employees. The Company has no pension plans or plans or agreements which provide compensation on the event of termination of employment or a Company change in control.

There were no option grants or exercises by any of the executive officers named in the Summary Compensation Table above.

The Company has no employment agreements.

Both of our current directors are employees of the Company and are not compensated in their capacity as directors.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Related Party Transactions.  Our Company closely reviews transactions between the Company and persons or entities considered to be related parties (collectively “related parties”).  Transactions of this nature require the approval of our management and our Board of Directors.  In the event of a transaction of a sufficiently material nature, our Company’s policy is to solicit approval from our shareholders.  Since October 1, 2006, we have not had any transactions in which any of our related parties had or will have a direct or indirect material interest, nor are any such transactions currently proposed, except as noted below.

From inception through 2004, funds were advanced from Allan Ligi, a former officer and director and current shareholder of the Company, to finance Company operations. Effective October 29, 1999, a note was generated for the amount of $725,000 plus interest at 7.75%, to be paid in monthly installments over a period of ten years. As of September 30, 2007 the balance due on this note was $675,955. Due to the Company's financial limitations, Mr. Ligi agreed to not accrue interest on the outstanding note effective October 1, 2001. As of October 16, 2007 and in connection with the sale of VOS Systems to Mr. Ligi as discussed in “Description of Business” above, this obligation was effectively extinguished with Mr. Ligi’s assumption of the liabilities of VOS Systems and certain liabilities of the Company.

In January 2006, the Company entered into an agreement with Circulation Marketing Systems, Inc. (“CMS”), a private company which is owned by Mr. Ligi. The agreement provided that our Company would fund the initial setup of CMS in exchange for 10% of CMS’ profits over five years.  Our Company carried a receivable of $30,704 from our contributions to the setup of CMS, however, due to CMS’ lack of commercial success and ultimate inability to repay us, this amount was written off as of September 30, 2006.  The agreement was terminated in writing as of October 9, 2007.

As of September 30, 2007 and 2006, additional related party indebtedness included an unsecured promissory note that accrued interest at 10% per annum, to a company owned by a Mr. Ligi in the amount of $107,813 and $40,013, respectively and an unsecured promissory note that accrues interest at 10% per annum, to Mr. Arnold Ligi (a former director) in the amount of $50,000 at both September 30, 2007 and 2006, each of which were assumed by Allan Ligi as of October 16, 2007 in connection with the sale of VOS Systems.

In April 2007, Collas Holdings, LLC loaned IdeaEdge-CA $8,000 pursuant to the terms of a Promissory Note dated May 2007.  Collas Holdings, LLC is wholly-owned by James Collas, our CEO, director and principal shareholder.  The principal amount under the promissory note accrued interest at 5% and $8,186.67 of principal and accrued interest was repaid in full on July 11, 2007.

Parent Companies.  We do not have a parent company.

Director Independence.  Neither of the two members of our Board of Directors is independent under the definition of independent director promulgated by the NASDAQ.  Our entire Board also serves as the audit committee of our Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of January 9, 2008, we had 12,389,362 shares of common stock issued and outstanding. The following table sets forth as of January 9, 2008 information regarding the beneficial ownership of our common stock with respect to (i) our officers and directors; (ii) by all directors and executive officers as a group; and (iii) all persons which the Company, pursuant to filings with the Securities and Exchange Commission (the “SEC”) and our stock transfer record by each person or group known by our management to own more than 5% of the outstanding shares of our common stock.  Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within sixty (60) days, such as warrants or options to purchase shares of our common stock. Unless otherwise noted, each person has sole voting and investment power over the shares indicated below subject to applicable community property law.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percentage of Class Beneficially Owned
Officers and Directors
James Collas	2,946,491	23.8%
Chris Nicolaidis	1,750,038	14.1%
Jonathan Shultz (2)	63,333	*
All directors and executive officers as a group (3 persons)	4,759,862	38.4%

5% Stockholders
Robert Wheat (3)	906,154	7.3%
8875 Towne Centre Drive, Suite 105, San Diego, California, 92122
Jeffrey Hall	815,971	6.6%
CTE Holdings, Inc. (4)	631,154	5.1%
1135 Terminal Way, Suite 209, Reno, Nevada, 89502
S7 International Inc. (5)	631,153	5.1%
8166 Lemon Grove Way #D, Lemon Grove, California 91945

* Less than 1%

(1)  Unless otherwise noted, the address is c/o IdeaEdge, Inc. 6440 Lusk Blvd., Suite 200, San Diego California 92121.

(2)  Includes 63,333 options which are exercisable within sixty (60) days of January 9, 2008.

(3)  Mr. Wheat’s holdings include the holdings of Sano Holdings, Inc. and SPN Investments, Inc., each of which entities Mr. Wheat is the sole shareholder.

(4)  Collin Eardley is the natural control person who has the power to direct the vote and disposition of all of the shares held by CTE Holdings, Inc.

(5)  Bryan Selby is the natural control person who has the power to direct the vote and disposition of all of the shares held by S7 International, Inc.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 80,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001 par value. The following summary is qualified in its entirety by reference to our Amended and Restated Articles of Incorporation, a copy of which is filed as an exhibit to our previous filings with the SEC and incorporated herein by reference.

As of January 9, 2008, there were 12,389,362 shares of common stock outstanding that were held of record by approximately 335 stockholders of record, and no shares of preferred stock outstanding. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the shareholders. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the liquidation preference of any outstanding preferred stock. The common stock has no preemptive, conversion or other rights to subscribe for additional securities. There are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

We have reserved 600,000 shares of common stock for issuance pursuant to our 2007 Equity Inventive Plan, of which 440,000 shares have been issued in the form of stock options as of January 9, 2008.

DISCLOSURE OF COMMISSION POSITION
OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to our Amended and Restated Articles of Incorporation, our Board of Directors may issue additional shares of common or preferred stock. Any additional issuance of common stock or the issuance of preferred stock could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares, and thereby protects the continuity of our management.  Specifically, if in the due exercise of its fiduciary obligations, the Board of Directors was to determine that a takeover proposal was not in our best interest, shares could be issued by the Board of Directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

·

diluting the voting or other rights of the proposed acquirer or insurgent stockholder group;

·

putting a substantial voting block in institutional or other hands that might undertake to support the incumbent board of directors; or

·

effecting an acquisition that might complicate or preclude the takeover.

The Colorado Corporations and Associations Act (“Colorado Corporate Law”), with certain exceptions, permits a Colorado corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in, or not opposed, to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances.

Our Amended and Restated Articles of Incorporation provide that we shall indemnify our directors and executive officers to the fullest extent now or hereafter permitted by Colorado Corporate Law. The indemnification provided by Colorado Corporate Law and our Amended and Restated Certificate of Incorporation is not exclusive of any other rights to which a director or officer may be entitled.  The general effect of the foregoing provisions may be to reduce the circumstances under which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

We may also purchase and maintain insurance for the benefit of any director or officer that may cover claims for which we could not indemnify such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to our directors, officers and controlling persons, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by Steven James Davis, A Professional Corporation, in San Diego, California.

EXPERTS

Our audited financial statements at September 30, 2007 appearing in this prospectus have been audited by Cordovano and Honeck LLP, independent certified public accountants, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

The audited financial statements of IdeaEdge, Inc., a California corporation for the period ending June 30, 2007 appearing in this prospectus have been audited by Weaver & Martin, LLC, independent certified public accountants, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firms as experts in accounting and auditing.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel was hired on a contingent basis, and no expert or counsel will receive a direct or indirect interest in the Company or was a promoter, underwriter, voting trustee, director, officer, or employee of the Company.  Mr. Davis, the principal of Steven James Davis, A Professional Corporation, is a shareholder of the Company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

The Company has not had any disputes or disagreements with Cordovano and Honeck LLP, our independent outside auditors, which have been engaged with the Company since October 2005.

WHERE YOU CAN FIND MORE INFORMATION

We filed a registration statement on Form SB-2, and amendments thereto, under the Securities Act relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement, as amended. This prospectus constitutes the prospectus of the Company, filed as part of the registration statement, as amended, and it does not contain all information in the registration statement, as amended, as certain portions have been omitted in accordance with the rules and regulations of the SEC.

We are subject to the informational requirements of the Exchange Act, which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected at public reference room of the SEC at 100 F. Street, N.E., Washington D.C. 20549. Copies of such material can be obtained from the facility at prescribed rates. Please call the SEC toll free at 1-800-SEC-0330 for information about its public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's website at http://www.sec.gov.

Our statements in this prospectus about the contents of any contract or other document are not necessarily complete.  You should refer to the copy of such contract or other document that we have filed as an exhibit to the registration statement, as amended, of which this prospectus is a part, for complete information.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. The selling stockholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document. We furnish our stockholders with annual reports containing audited financial statements.

INDEX TO FINANCIAL STATEMENTS

IdeaEdge, Inc., (formerly VOS International, Inc.)

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheet at September 30, 2007

Consolidated Statements of Operations for the years ended September 30, 2007 and 2006

Consolidated Statements of Changes in Shareholders' Deficit for the years ended September 30, 2007 and 2006

Consolidated Statements of Cash Flows for the years ended September 30, 2007 and 2006

Notes to Consolidated Financial Statements

IdeaEdge, Inc., (a Development Stage Company)

Report of Independent Registered Public Accounting Firm

Balance Sheet as of June 30, 2007

Statement of Operations for the period April 3, 2007 (inception) to June 30, 2007

Statement of Stockholders’ Deficit for the period April 3, 2007 (inception) to June 30, 2007

Statement of Cash Flows for the period April 3, 2007 (inception) to June 30, 2007

Notes to the Financial Statements

Unaudited Balance Sheet at September 30, 2007

Unaudited Statements of Operations for the three months ended September 30, 2007 and the period April 3, 2007 (inception) to September 30, 2007

Unaudited Statements of Stockholders’ Deficit for the three months ended September 30, 2007 and the period April 3, 2007 (inception) to September 30, 2007

Unaudited Statements of Cash Flows for the three months ended September 30, 2007 and the period April 3, 2007 (inception) to September 30, 2007

Unaudited Notes to the Financial Statements

Unaudited Pro Forma Condensed Consolidated Financial Statements

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2007

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Notes to Pro Forma Condensed Consolidated Financial Statements

To the Board of Directors and Shareholders:

IdeaEdge, Inc. (formerly VOS International, Inc.)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying consolidated balance sheet of IdeaEdge, Inc. (formerly VOS International, Inc.), as of September 30, 2007 and the related consolidated statements of operations, changes in shareholders’ deficit and cash flows for the years ended September 30, 2007 and 2006.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IdeaEdge, Inc., as of September 30, 2007 and the results of its operations and its cash flows for the years ended September 30, 2007 and 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As shown in Note 1 to the financial statements, the Company has incurred net losses since inception and has a net capital deficit at September 30, 2007.  These and other factors discussed in Note 1 to the financial statements raise a substantial doubt about the ability of the Company to continue as a going concern.  Management’s plans in regard to those matters are also described in Note 1.  The Company’s ability to achieve its plans with regard to those matters, which may be necessary to permit the realization of assets and satisfaction of liabilities in the ordinary course of business, is uncertain.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 1 to the financial statements, the Company completed a Share Exchange Agreement on October 16, 2007, which resulted in a change in control.

/s/ Cordovano and Honeck LLP

Cordovano and Honeck LLP

Englewood, Colorado

December 14, 2007

IDEAEDGE, INC.
(formerly VOS International, Inc.)
Consolidated Balance Sheet
September 30, 2007

Assets

Assets held for sale	$6,360

Liabilities and Shareholders’ Deficit

Liabilities to be assumed by shareholder	$1,237,746

Commitments and contingencies (Notes 1 and 3)

Shareholders’ deficit:
Preferred shares; $0.001 par value; 10,000,000 share authorized;
no shares issued or outstanding	—
Common shares; $0.001 par value; 80,000,000 shares authorized;
1,705,255 shares issued and outstanding	1,705
Additional paid-in capital	5,216,513
Accumulated deficit	(6,449,604)
Total shareholders' deficit	(1,231,386)

$6,360

See accompanying notes.

IDEAEDGE, INC.
(formerly VOS International, Inc.)
Consolidated Statements of Operations
For the years ended September 30, 2007 and 2006

	2007	2006

Loss from discontinued operations	$(354,805)	$(492,087)

Net loss	$(354,805)	$(492,087)

Basic and diluted net loss per share	$(0.21)	$(0.29)

Basic and diluted weighted average common shares outstanding	1,694,163	1,672,550

See accompanying notes.

IDEAEDGE, INC.
(formerly VOS International, Inc.)
Consolidated Statements of Changes in Shareholders' Deficit
For the years ended September 30, 2007 and 2006

			Additional		Total
	Common Stock		Paid-In	Accumulated	Shareholders'
	Shares	Par Value	Capital	Deficit	Deficit

Balance at September 30, 2005	1,639,825	$1,640	$4,971,069	$(5,602,712)	$(630,003)

Shares issued in exchange for services	25,000	25	80,975	-	81,000
Shares issued in exchange for retirement of debt	2,850	3	17,810	-	17,813
Shares issued in exchange for cash	14,267	14	53,486	-	53,500
Net loss	-	-	-	(492,087)	(492,087)
Balance at September 30, 2006	1,681,942	1,682	5,123,340	(6,094,799)	(969,777)

Shares issued in exchange for services	16,429	16	33,020	-	33,036
Shares issued in exchange for retirement of debt	6,884	7	20,763	-	20,770
Accrued interest forgiven by shareholder on debt	-	-	39,390	-	39,390
Net loss	-	-	-	(354,805)	(354,805)
Balance at September 30, 2007	1,705,255	$1,705	$5,216,513	$(6,449,604)	$(1,231,386)

All amounts have been adjusted to reflect the Company's 25-to-1 reverse stock split effective October 16, 2007.
See accompanying notes.

IDEAEDGE, INC.
(formerly VOS International, Inc.)
Consolidated Statements of Cash Flows
For the years ended September 30, 2007 and 2006

	2007	2006

Cash flows from operating activities:
Net loss	$(354,805)	$(492,087)

Cash flows from investing activities:
Changes in assets held for sale	216,003	144,412

Cash flows from financing activities:
Changes in liabilities to be assumed by shareholder	138,802	294,175
Shares issued in exchange for cash	-	53,500

Cash flows from financing activities	138,802	347,675

Change in cash during period	-	-

Cash, beginning of period	-	-

Cash, end of period	$-	$-

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$13,178	$11,905

Income taxes	$-	$-

Noncash investing and financing transactions:
Accrued interest forgiven by shareholder on debt	$39,390	$-
Shares issued in exchange for retirement of debt	$20,770	$17,813
Shares issued in exchange for services	$33,036	$81,000

See accompanying notes.

IdeaEdge, Inc.

(formerly VOS International, Inc.)

Notes to Consolidated Financial Statements

1.

Basis of Presentation

IdeaEdge, Inc. (hereinafter referred to as “we” or “the/our Company”) is a Colorado corporation.  Through our wholly-owned subsidiary incorporated in the state of California, IdeaEdge, Inc. (“IdeaEdge-CA”), we develop, market and sell innovative prepaid gift card programs based on major consumer entertainment brands.

Through September 30, 2007, the Company was named VOS International, Inc. and through its wholly-owned subsidiary VOS Systems, Inc. (“VSI”), was a consumer electronics products company.  On September 6, 2007, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with IdeaEdge-CA and certain of its shareholders and the shareholders of IdeaEdge-CA (the “IdeaEdge Acquisition”).  The closing of the Share Exchange Agreement occurred on October 16, 2007 (the “Closing Date”). Pursuant to the terms of the Share Exchange Agreement, the Company issued or will issue one of its shares of common stock to the IdeaEdge-CA shareholders, in exchange for each share of stock of IdeaEdge-CA issued and outstanding as of the Closing Date, and up to 740,000 shares of Company common stock to the IdeaEdge-CA note holders, in exchange for up to $740,000 in promissory notes issued by IdeaEdge-CA as of the Closing Date.  We issued a total of 8,026,666 shares in connection with the IdeaEdge Acquisition.

Upon the closing of the Share Exchange Agreement, the Company’s former management and members of its Board of Directors resigned, and the Company’s shareholders elected two new directors who were members of IdeaEdge-CA’s Board of Directors.  Also, in connection with the Share Exchange Agreement, the Company entered into an agreement effective October 16, 2007 with Allan Ligi (its former President) providing for the sale to Mr. Ligi of VSI, and the assumption by Mr. Ligi of all the liabilities of the Company and VSI through October 16, 2007.  In connection with the sale, we issued Mr. Ligi 1,893,461 shares of our common stock.  This sale represented our Company’s complete exit from its former businesses carried on prior to October 16, 2007.

The accompanying financial statements include the accounts of the Company and VSI as of and for the year ended September 30, 2007 and all intercompany amounts have been eliminated in consolidation.  Due to the sale of the assets of VSI to Mr. Ligi effective October 16, 2007, we have classified the VSI assets as assets available for sale in the accompanying consolidated balance sheet at September 30, 2007.  Also, given Mr. Ligi’s agreement to guarantee the payment of the liabilities of both VSI and those of our Company incurred prior to October 16, 2007, we have classified these liabilities as liabilities to be assumed by shareholder in the accompanying consolidated balance sheet at September 30, 2007.

Effective October 16, 2007, our Company underwent a 25-for-1 reverse split of its shares of stock and amended its Articles of Incorporation.  Included among the amendments to the Articles of Incorporation were changes to the number of authorized shares of stock, their par value and the rights of the holders of preferred stock.  The accompanying financial statements have been retroactively adjusted to reflect such changes as of September 30, 2007 and for the years ended September 30, 2007 and 2006.

Our financial statements have been prepared assuming that we will continue as a going concern.   However, we have incurred net losses, have insignificant revenues to date and have yet to establish profitable operations.  These factors, among others, create an uncertainty about our ability to continue as a going concern.  We are dependent upon sufficient future revenues, additional sales of our securities or obtaining debt financing to meet our cash requirements.  Barring our generation of revenues in excess of our costs and expenses or our obtaining additional funds from equity or debt financing, we will not have sufficient cash to fund the operations of our Company through September 30, 2008.  We currently anticipate raising additional equity financing through the sale of unregistered shares of our Company’s common stock in order to finance our future financing, investing and working capital needs.  However, there can be no assurance as to whether, when, or upon what terms we will be able to consummate any such financing.

2.

Summary of Significant Accounting Policies

Basis of Presentation

Our financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

Revenue from the sale of goods is recognized when an order has been received, the product has been shipped, the selling price is fixed or determinable and collection is reasonably assured and when both title and risk of loss transfer to the customer, provided that no significant obligations remain. Sales revenues do not include sales taxes collected from the customer.

Cash and Cash Equivalents

Cash and cash equivalents include cash and investments that are readily convertible into cash and have original maturities of three months or less.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets.  Costs incurred for maintenance and repairs are expensed as incurred and expenditures for major replacements and improvements are capitalized and depreciated over their estimated remaining useful lives.

Intangible Assets

Intangible assets with finite lives are amortized over their estimated useful lives, which range from five to ten years.  Intangible assets are reviewed for impairment whenever events or circumstances indicate impairment might exist in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-lived Assets.  The projected undiscounted net cash flows expected to be derived from the use of those assets are compared to the respective net carrying amounts to determine whether any impairment exists. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets.

Factors we consider important which could trigger an impairment review include:

•      Significant under-performance relative to historical or projected future operating results;

•      Significant changes in the manner of use of the acquired assets or the strategy for our Company’s overall business; and

•      Significant negative industry or economic trends.

Income Tax Expense Estimates and Policies

As part of the income tax provision process of preparing our financial statements, we are required to estimate our income taxes.  This process involves estimating our current tax expenses together with assessing temporary differences resulting from differing treatments of items for tax and accounting purposes.  These differences result in deferred tax assets and liabilities.  Management then assesses the likelihood that our deferred tax assets will be recovered from future taxable income and to the extent believed that recovery is not likely, a valuation allowance is established.  Further, to the extent a valuation allowance is established and changes occur to this allowance in a financial accounting period, such changes are recognized in our tax provision in our consolidated statement of operations.  We use our judgment in making estimates to determine our provision for income taxes, deferred tax assets and liabilities and any valuation allowance recorded against our net deferred tax assets.

There are various factors that may cause these tax assumptions to change in the near term, and we may have to record a future valuation allowance against our deferred tax assets.  We recognize the benefit of an uncertain tax position taken or expected to be taken on our income tax returns if it is “more likely than not” that such tax position will be sustained based on its technical merits.

Share-Based Compensation

We account for share-based compensation arrangements in accordance with the provisions of Statement of Financial Accounting Standards No. 123R (“SFAS 123R”) Share-Based Payment, which requires the measurement and recognition of compensation expense for all share-based payment awards to employees and directors based on estimated fair values.  We use the Black-Scholes option valuation model to estimate the fair value of our stock options at the date of grant.  The Black-Scholes option valuation model requires the input of subjective assumptions to calculate the value of stock options.  We use historical data among other information to estimate the expected price volatility, the expected option life and the expected forfeiture rate.

Financial Instruments

Our financial instruments are cash and cash equivalents, accounts receivable, accounts payable and notes payable. The recorded values of cash and cash equivalents, accounts receivable, and accounts payable approximate their fair values based on their short-term nature. The recorded values of notes payable approximate their fair values, as their interest rates approximate market interest rates.

Advertising

We expense advertising costs as incurred. We have no existing arrangements under which we provide or receive advertising services from others for anything other than cash.

Litigation

From time to time, we may become involved in disputes, litigation and other legal actions.  We estimate the range of liability related to pending litigation where the amount and range of loss can be estimated.  We record our best estimate of a loss when the loss is considered probable.  Where a liability is probable and there is a range of estimated loss with no best estimate in the range, we record a charge equal to at least the minimum estimated liability for a loss contingency when both of the following conditions are met: (i) information available prior to issuance of the financial statements indicates that it is probable that an asset had been impaired or a liability had been incurred at the date of the financial statements and (ii) the range of loss can be reasonably estimated.

Recently Issued Accounting Pronouncements

In July 2006, the FASB issued FIN 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB No. 109 (“FIN 48”) which prescribes a recognition threshold and measurement process for recording in the financial statements uncertain tax positions taken or expected to be taken in a tax return.  Additionally, FIN 48 provides guidance on recognition, classification, accounting in interim periods and disclosure requirements for uncertain tax positions.  The accounting provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006.  The adoption of FIN 48 did not have a material impact on our consolidated financial position, results of operations and cash flows.

In December 2006, the FASB issued FASB Staff Position (“FSP”) EITF 00-19-2 Accounting for Registration Payment Arrangements (“FSP EITF 00-19-2”) which specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement should be separately recognized and measured in accordance with SFAS No. 5, Accounting for Contingencies.  Adoption of FSP EITF 00-19-02 is required for fiscal years beginning after December 15, 2006.  We are currently evaluating the impact of this guidance on our consolidated financial position, results of operations and cash flows.

In September 2006, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 157, Fair Value Measurements (“SFAS 157”). SFAS No. 157 defines fair value, established a framework for measuring fair value under generally accepted accounting principles (“GAAP”) and expands disclosures about fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007.  We are currently evaluating the impact of this guidance on our consolidated financial position, results of operations and cash flows.

In February 2007, the FASB issued SFAS No. 159 The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115, which permits entities to choose to measure many financial instruments and certain other items at fair value.  The fair value option established by this Statement permits all entities to choose to measure eligible items at fair value at specified election dates.  A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date.  Adoption is required for fiscal years beginning after November 15, 2007. We are currently evaluating the impact of this guidance on our consolidated financial position, results of operations and cash flows.

3.

Liabilities to be assumed by shareholder and related party transactions

In connection with the sale of our Company’s wholly-owned subsidiary VSI effective October 16, 2007 to Allan Ligi, Mr. Ligi has guaranteed the payment of all of the liabilities of VSI and agreed to indemnify the Company for all of the liabilities of the Company through the date of the sale.  At September 30, 2007, our Company’s liabilities to be assumed consisted of the following:

Loans and notes payable:
Notes payable to Allan Ligi, non-interest bearing	$675,955
Unsecured promissory note to a company owned by
an officer of the Company, 10% annual interest rate	107,813
Unsecured promissory note to a former director
of the Company, 10% annual interest rate	50,000
Loan payable to an individual due March 2006, bearing
interest at 5% per annum	25,000
Non-interst bearing loan payable to an individual, due February 2007	14,250
Non-interst bearing loan payable to an individual, due December 2007	25,000

Total loans and notes payable	898,018

Accrued interest on loans and notes payable	29,311
Accrued compensation costs	76,088
Accounts payable and accrued liabilities	234,329

$1,237,746

4.

Income taxes

Deferred tax assets at September 30, 2007 comprised the following:

Deferred tax assets:
Net operating loss carryforwards	$2,599,190
Accrued compensation costs	30,435

Deferred tax assets	2,629,625

Valuation allowance	(2,629,625)

Net deferred tax assets	$-

We have recorded a valuation allowance against the entire net deferred tax asset balance due to our lack of a history of earnings, likely limitations on the use of net operating loss carryforwards (“NOL”), the NOL lost as a result of the sale of VSI and the future expiration of the NOL.  Internal Revenue Code Section 382 and similar California rules place a limitation on the amount of taxable income that can be offset by NOL after a change in control (generally greater than a 50% change in ownership).  These factors give rise to uncertainty as to whether the net deferred tax assets are realizable.  As a result of these provisions, our utilization of the NOL will be severely limited and nearly all the NOL will either not be available for use by our Company or will expire unused.

A reconciliation of the expected tax computed at the U.S. federal statutory income tax rate to our tax provision is as follows:

	2007		2006

Federal income tax rate at 34%	$(120,634)	34.0%	$(167,310)	34.0%
State income tax, net of federal benefit	(22,353)	6.3%	(31,002)	6.3%
Change in valuation allowance	142,987	(40.3)%	198,312	(40.3)%

Provision for income taxes	$-	- %	$-	- %

5.

Stock-based compensation and equity incentive plans

The company had a nonqualified stock option plan, which provided for the granting of options to key employees, consultants, and nonemployee directors of the Company.  At September 30, 2007, no stock options were outstanding under this plan.

On October 16, 2007, our shareholders approved the adoption of our IdeaEdge, Inc. 2007 Equity Incentive Plan (the “Plan”).  The Plan provides for granting of stock-based awards including: incentive stock options, non-statutory stock options, stock bonuses and rights to acquire restricted stock.  Intended Plan participants include employees, directors and consultants of our Company.  The total number of shares of common stock that may be issued pursuant to stock awards under the Plan shall not exceed in the aggregate 600,000 shares of post-reverse stock split common stock of our Company.

Subsequent to September 30, 2007, we granted a total of 440,000 incentive stock options to two employees and two advisors under the Plan.

To the Board of Directors and Stockholders:

IdeaEdge, Inc.

San Diego, California

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of IdeaEdge, Inc. as of June 30, 2007 and the related statements of operations, stockholders’ equity and cash flows for the period from April 3, 2007 (inception) to June 30, 2007.  IdeaEdge, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. Our audit of the financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IdeaEdge, Inc. as of June 30, 2007, and the results of its operations and cash flows for the period from April 3, 2007 (inception) to June 30, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations and is dependent upon future revenues, the continued sale of its securities, or obtaining debt financing for funds to meet its cash requirements. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Weaver & Martin, LLC

Weaver & Martin, LLC

Kansas City, Missouri

October 15, 2007

IDEAEDGE, INC.
(a Development Stage Company)
Balance Sheet
June 30, 2007

Assets

Current assets:
Cash	$429,451
Prepaid licensing agreement, current portion	254,280

Total current assets	683,731

Prepaid licensing agreement	2,027,763
Deposits	5,052

$2,716,546

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$15,393
Accrued interest	487
Licensing agreement payable, current portion	1,300,000
Notes payable, current portion	748,000

Total current liabilities	2,063,880

Licensing agreement payable	787,257

Stockholders’ equity:
Preferred shares; $0.001 par value; 20,000,000 share authorized;
no shares issued or outstanding	—
Common shares; $0.001 par value; 30,000,000 shares authorized;
6,066,667 shares issued and outstanding	6,067
Deficit accumulated during the development stage	(140,658)

Total stockholders' equity	(134,591)

$2,716,546

The accompanying notes are an integral part of these financial statements

IDEAEDGE, INC.
(a Development Stage Company)
Statement of Operations
For the period April 3, 2007 (inception) to June 30, 2007

Revenues	$-

Operating expenses:
Salaries and wages	63,567
Other general and administrative expenses	71,390

Total operating expenses	134,957

Interest expense	5,701

Net loss	$(140,658)

Net loss per share	$(0.02)

Weighted average number of common shares outstanding	6,066,667

The accompanying notes are an integral part of these financial statements

IDEAEDGE, INC.
(a Development Stage Company)
Statement of Stockholders' Equity
For the period April 3, 2007 (inception) to June 30, 2007

			Deficit
			Accumulated
			During the	Total
	Common Stock		Development	Stockholders'
	Shares	Par Value	Stage	Equity

Founders' shares issued	6,066,667	$6,067	$-	$6,067
Net loss	-	-	(140,658)	(140,658)
Balance at June 30, 2007	6,066,667	6,067	(140,658)	(134,591)

The accompanying notes are an integral part of these financial statements

IDEAEDGE, INC.
(a Development Stage Company)
Statement of Cash Flows
For the period April 3, 2007 (inception) to June 30, 2007

Cash flows from operating activities:
Net loss	$(140,658)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Accretion of interest on licensing agreement payable	5,214
Stock issued for services	6,067
Changes in operating assets and liabilities:
Increase in prepaid licensing agreement	(200,000)
Increase in deposits	(5,052)
Increase in accounts payable	15,393
Increase in accrued interest	487

Cash flows from operating activities	(318,549)

Cash flows from financing activities:
Proceeds from notes payable borrowings	748,000

Cash flows from financing activities	748,000

Change in cash during period	429,451

Cash, beginning of period	-

Cash, end of period	$429,451

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$-
Income taxes	$-

Noncash investing and financing transactions:
Founders' shares issued	$6,067

The accompanying notes are an integral part of these financial statements

IdeaEdge, Inc.

(A Development Stage Company)

Notes to Financial Statements

Note 1 – History of the Company and Significant Accounting Policies

History of the Company

The Company was organized April 3, 2007 (Inception) under the laws of the State of California. The Company is authorized to issue 30,000,000 shares of its $.001 par value common stock and 20,000,000 shares of its $.001 par value preferred stock.

The Company has no revenues as of June 30, 2007 and in accordance with SFAS #7, the Company is considered a development stage company.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of June 30, 2007.

Revenue recognition

Revenue is recognized on the accrual basis of accounting when earned.  We are responsible for providing merchandise to customers who purchase our gift cards.  Accordingly, we will recognize revenue at the time that the gift cards have been redeemed by customers in exchange for goods from our online Website, the product has been shipped, the selling price is fixed, collection is reasonably assured and when both title and risk of loss transfer to the customer, provided no significant obligations remain.  Cash received in connection with unredeemed gift cards sold will be recorded as deferred revenue until such time as the corresponding gift cards are redeemed for merchandise.  Sales revenues will include sales taxes collected from the customer.  The SEC's Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition, provides guidance on the application of generally accepted accounting principles to selected revenue recognition issues.  We believe that our revenue recognition policy is appropriate and in accordance with generally accepted accounting principles and SAB No. 104.

Loss per share

Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) “Earnings Per Share”. Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. The Company had no dilutive common stock equivalents, such as stock options or warrants as of June 30, 2007.

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2007. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Advertising

We expense advertising costs as incurred.  We have no existing arrangements under which we provide or receive advertising services from others for anything other than cash.  There were no advertising expenses for the period April 3, 2007 (inception) to June 30, 2007.

Income Taxes

The Company follows Statement of Financial Accounting Standard No. 109, “Accounting for Income Taxes” (“SFAS No. 109”) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid or declared since inception.

Year-end

The Company fiscal year-end ends on March 31.

Note 2 – Going concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has incurred a net loss of $140,658 for the period from April 3, 2007 (inception) to June 30, 2007, and had no revenues. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities. Subsequent to June 30, 2007, the Company raised $2,027,750 through issuances of stock but there are no assurances that the Company will be successful and without sufficient additional financing or revenues it would be unlikely for the Company to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Note 3 – Income taxes

For the period from April 3, 2007 (inception) to June 30, 2007, the Company incurred net operating losses and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At June 30, 2007, the Company had approximately $140,658 of federal and state net operating losses. The net operating loss carryforwards, if not utilized, will begin to expire in 2022.

The components of the Company’s deferred tax assets are as follows:

Deferred tax assets:
Net operating loss carryforwards	$ 50,000
Total deferred tax assets	50,000
Less: Valuation allowance	(50,000)
Net deferred tax assets	$ --

For financial reporting purposes, the Company has incurred a loss since its inception. Based on the available objective evidence, including the Company’s history of losses, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at June 30, 2007.

Note 4 – Prepaid Licensing Agreement and Licensing Agreement Payable

On May 16, 2007 the Company entered into a Binding Merchandise Deal with FremantleMedia for an exclusive license right to American Idol branded prepaid gift cards for redemption of American Idol merchandise through a Licensor approved website. The term of this agreement commenced on June 1, 2007 and will end on December 31, 2010. A total advance of $2,500,000 which is non refundable and non returnable but recoupable against Royalties is payable as follows:

Advance 1: $200,000 payable upon signature of the Deal Memo; and

Advance 2: $1,300,000 payable on or before August 15, 2007

Advance 3: $500,000 payable on or before March 10, 2010

Advance 4: $500,000 payable on or before December 31, 2010

The prepaid licensing agreement and resulting licensing agreement payable has been recorded at the present value of these payments, discounted at an 8% rate. The initial asset was recorded at a value of $2,282,043 and will be amortized over a unit of sales method. This method will expense the asset as the units are sold based on the total anticipated unit sales over the life of the agreement. As of June 30, 2007, there were no sales and therefore no related expense. As of June 30, 2007, prepaid licensing agreement was $2,282,043. Of this amount $254,280 is shown as the current portion of the agreement asset and $2,027,763 is shown as the long-term portion based on the anticipated sales as estimated by management.

A licensing agreement payable has been recorded at the present value of the total advance payments. The payable is $2,087,257 as of June 30, 2007, of which $1,300,000 is shown as a current liability and $787,257 is shown as a long term liability. The Company paid $1,300,000 on August 15, 2007 to satisfy the current portion. Interest expense related to this payable was $5,214 during the period from April 3, 2007 (Inception) to June 30, 2007.

Note 5 – Notes Payable and Accrued Interest

On May 15, 2007, the Company borrowed $8,000 from the CEO of the Company. The note is due on demand and paid interest of 5%. The note was paid back in July of 2007 with interest of $187.

On June 29, 2007, the Company borrowed $740,000 in the form of convertible notes. The notes are due and payable upon the earlier of (i) at any time after the first anniversary of the Issue Date of this Note at the written request of the Holder to the Company, or (ii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by the Holder or made automatically due and payable in accordance with the terms hereof. The notes bear interest of 12%. In the event of the closing of a Corporate Transaction, effective upon such closing, the entire remaining principal amount of the Notes, and any accrued but unpaid interest and any other amounts payable under the Notes, shall be converted automatically into shares of Common Stock of the Public Company at the Note Conversion Price of $1.00 per share. As of June 30, 2007, accrued interest associated with the notes payable is $487. The notes payable are all current as of June 30, 2007.

Interest expense totaled $5,701 for the period of April 3, 2007 (inception) to June 30, 2007.

Note 6 – Stockholders’ equity

The Company is authorized to issue a total of 50,000,000 shares of stock. The Corporation is authorized to issue two classes of stock designated “Preferred Stock” and “Common Stock”, respectively. The number of shares of Preferred Stock, par value $.001, authorized to be issued is 20,000,000 and the number of shares of Common Stock, par value $.001, authorized to be issued is 30,000,000.

In April 2007 in connection with the founding of the Company, the Company agreed to issue 6,066,667 shares of its common stock to nineteen individuals.

There were no other common stock issuances during the period from April 3, 2007 (inception) to June 30, 2007.

There were no preferred stock issuances during the period from April 3, 2007 (inception) to June 30, 2007.

There are no outstanding options or warrants as of June 30, 2007.

Note 7 – Related party transactions

The Company paid $6,000 to the owners of the Company for consulting services during the period from April 3, 2007 (inception) to June 30, 2007. These consulting services have been shown in general and administrative expense.

Note 8 – Future Minimum Lease Payments

The Company has a signed lease agreement for office space. The term of the lease runs from July 1, 2007 to June 30, 2009. There was no rent expense for the period from April 3, 2007 (inception) to June 30, 2007. The obligation for future minimum lease payments under this lease is for monthly rent of $1,835 from July 1, 2007 to June 30, 2008 and $1,927 from July 1, 2008 to June 30, 2009.

Note 9 – Subsequent events

In August and September 2007, the Company raised $2,027,750 through a Private Placement Memorandum. The Company offered up to 1,850,000 shares at $1.50 per share. This offering was made available only to accredited investors meeting certain suitability requirements.

IDEAEDGE, INC.
(a Development Stage Company)
Balance Sheet (unaudited)
September 30, 2007

Assets

Current assets:
Cash	$520,613
Gift cards	180,300
Prepaid licensing agreement, current portion	307,249
Other current assets	27,604

Total current assets	1,035,766

Property and equipment, net of accumulated
depreciation of $55	1,924
Prepaid licensing agreement	1,974,794
Other assets	10,688

$3,023,172

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable and accrued liabilities	$220,389
Accrued interest	29,900
Accrued personnel compensation	10,996
Bridge loans payable	477,750
Other current liabilities	115

Total current liabilities	739,150

Notes payable	740,000
Licensing agreement payable	803,101

Total liabilities	2,282,251

Commitments and contingencies

Stockholders’ equity:
Preferred shares; $0.001 par value; 20,000,000 shares
authorized; no shares issued or outstanding	—
Common shares; $0.001 par value; 30,000,000 shares
7,099,999authorized; shares issued and outstanding	7,100
Additional paid-in capital	1,319,965
Deficit accumulated during the development stage	(586,144)

Total stockholders' equity	740,921

$3,023,172

See accompanying notes.

IDEAEDGE, INC.
(a Development Stage Company)
Statements of Operations (unaudited)

	For the three months ended September 30, 2007	For the period April 3, 2007 (inception) to September 30, 2007

Operating expenses:
Personnel related	$158,727	$227,882
Other general and administrative expenses	241,234	307,036

Total operating expenses	399,961	534,918

Interest expense	45,525	51,226

Net loss	$(445,486)	$(586,144)

Basic and diluted net loss per share	$(0.07)	$(0.09)

Basic and diluted weighted average
common shares outstanding	6,488,550	6,282,296

See accompanying notes.

IDEAEDGE, INC.
(a Development Stage Company)
Statements of Stockholders' Equity (unaudited)

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid-In	Development	Stockholders'
	Shares	Par Value	Capital	Stage	Equity

Founders' shares issued	6,066,667	$6,067	$-	$-	$6,067
Net loss	-	-	-	(140,658)	(140,658)
Balance at June 30, 2007	6,066,667	6,067	-	(140,658)	(134,591)

Shares issued in exchange for cash	1,033,332	1,033	1,319,965	-	1,320,998
Net loss	-	-	-	(445,486)	(445,486)
Balance at September 30, 2007	7,099,999	$7,100	$1,319,965	$(586,144)	$740,921

See accompanying notes.

IDEAEDGE, INC.
(a Development Stage Company)
Statements of Cash Flows (unaudited)

	For the three months ended September 30, 2007	For the period April 3, 2007 (inception) to September 30, 2007

Cash flows from operating activities:
Net loss	$(445,486)	$(586,144)
Adjustments to reconcile net loss to cash flows
from operations:
Depreciation expense	55	55
Accretion of interest on licensing agreement payable	15,844	21,058
Common stock issued for services	-	6,067
Changes in operating assets and liabilities:
Gift cards	(180,300)	(180,300)
Prepaid licensing agreement	(1,300,000)	(1,500,000)
Other assets	(33,240)	(38,292)
Accounts payable and accrued liabilities	204,996	220,389
Accrued interest	29,413	29,900
Accrued personnel compensation	10,996	10,996
Other current liabilities	115	115

Cash flows from operating activities	(1,697,607)	(2,016,156)

Cash flows from investing activities:
Purchases of property and equipment	(1,979)	(1,979)

Cash flows from financing activities:
Proceeds from issuance of notes payable	-	748,000
Repayments of notes payable	(8,000)	(8,000)
Proceeds from bridge loans payable	477,750	477,750
Proceeds from issuance of common stock	1,320,998	1,320,998

Cash flows from financing activities	1,790,748	2,538,748

Change in cash during period	91,162	520,613

Cash, beginning of period	429,451	-

Cash, end of period	$520,613	$520,613

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$268	$268
Income taxes	$-	$-

Noncash investing and financing transactions:
Founders' shares issued	$-	$6,067

See accompanying notes.

IdeaEdge, Inc.

(A Development Stage Company)

Notes to Financial Statements (unaudited)

1.

Basis of Presentation

IdeaEdge, Inc. (hereinafter referred to as “we” or “the/our Company”) was incorporated on April 3, 2007 under the laws of the state of California.  We develop, market and sell innovative prepaid gift card programs based on major consumer entertainment brands.  We have no revenues through September 30, 2007 and accordingly are a development stage company through that date.

On September 6, 2007, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with IdeaEdge, Inc., a Colorado corporation (“IdeaEdge-CO”), formerly known as VOS International, Inc.  The closing of the Share Exchange Agreement occurred on October 16, 2007 (the “Closing Date”). Pursuant to the terms of the Share Exchange Agreement, IdeaEdge-CO issued or will issue one of its shares of common stock to our stockholders, in exchange for each share of our common stock issued and outstanding as of the Closing Date, and up to 740,000 shares of IdeaEdge-CO common stock to our note holders, in exchange for up to $740,000 in promissory notes issued by IdeaEdge-CA as of the Closing Date.  IdeaEdge-CO issued a total of 8,026,666 shares in connection with the IdeaEdge Acquisition.  On the Closing Date, we became a 100% owned subsidiary of IdeaEdge-CO and IdeaEdge-CO’s sole subsidiary.

Our financial statements have been prepared assuming that we will continue as a going concern.   However, we have incurred net losses, have insignificant revenues to date and have yet to establish profitable operations.  These factors, among others, create an uncertainty about our ability to continue as a going concern.  We are dependent upon sufficient future revenues or additional sales of IdeaEdge-CO’s debt or equity securities to meet our cash requirements.  Barring our generation of revenues in excess of our costs and expenses or IdeaEdge-CO’s obtaining additional funds from equity or debt financing, we will not have sufficient cash to fund the operations of our Company.  We currently anticipate IdeaEdge-CO’s raising additional equity financing through the sale of unregistered shares of its common stock in order to finance our future financing, investing and working capital needs.  However, there can be no assurance as to whether, when, or upon what terms IdeaEdge-CO will be able to consummate any such financing.

2.

Summary of Significant Accounting Policies

Basis of Presentation

Our financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

Revenue is recognized on the accrual basis of accounting when earned.  We are responsible for providing merchandise to customers who purchase our gift cards.  Accordingly, we will recognize revenue at the time that the gift cards have been redeemed by customers in exchange for goods from our online Website, the product has been shipped, the selling price is fixed, collection is reasonably assured and when both title and risk of loss transfer to the customer, provided no significant obligations remain.  Cash received in connection with unredeemed gift cards sold will be recorded as deferred revenue until such time as the corresponding gift cards are redeemed for merchandise.  Sales revenues will include sales taxes collected from the customer.  The SEC's Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition, provides guidance on the application of generally accepted accounting principles to selected revenue recognition issues.  We believe that our revenue recognition policy is appropriate and in accordance with generally accepted accounting principles and SAB No. 104.

Cash and Cash Equivalents

Cash and cash equivalents include cash and investments that are readily convertible into cash and have original maturities of three months or less.

Gift Cards

Gift cards are purchased in large volumes in order to minimize their cost.  They are issued to retail outlets or maintained in connection with our website for sale to customers who subsequently redeem them online for merchandise.  The cards have no value until the customer purchases them.  We capitalize the cost of gift cards purchased and amortize their cost on a straight-line basis over the expected time they will be available for sale, generally three to twelve months.  All costs in connection with gift cards purchased through September 30, 2007 remained capitalized as they were not yet available for sale to customers as of that date.  Future amortization of the cost of the cards will be charged to selling and marketing expense.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets.  Costs incurred for maintenance and repairs are expensed as incurred and expenditures for major replacements and improvements are capitalized and depreciated over their estimated remaining useful lives.

Intangible Assets

Intangible assets with finite lives are amortized over their estimated useful lives.  Intangible assets are reviewed for impairment whenever events or circumstances indicate impairment might exist in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-lived Assets.  The projected undiscounted net cash flows expected to be derived from the use of those assets are compared to the respective net carrying amounts to determine whether any impairment exists. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets.

Factors we consider important which could trigger an impairment review include:

•      Significant under-performance relative to historical or projected future operating results;

•      Significant changes in the manner of use of the acquired assets or the strategy for our Company’s overall business; and

•      Significant negative industry or economic trends.

Income Tax Expense Estimates and Policies

As part of the income tax provision process of preparing our financial statements, we are required to estimate our income taxes.  This process involves estimating our current tax expenses together with assessing temporary differences resulting from differing treatments of items for tax and accounting purposes.  These differences result in deferred tax assets and liabilities.  Management then assesses the likelihood that our deferred tax assets will be recovered from future taxable income and to the extent believed that recovery is not likely, a valuation allowance is established.  Further, to the extent a valuation allowance is established and changes occur to this allowance in a financial accounting period, such changes are recognized in our tax provision in our consolidated statement of operations.  We use our judgment in making estimates to determine our provision for income taxes, deferred tax assets and liabilities and any valuation allowance recorded against our net deferred tax assets.

There are various factors that may cause these tax assumptions to change in the near term, and we may have to record a future valuation allowance against our deferred tax assets.  We recognize the benefit of an uncertain tax position taken or expected to be taken on our income tax returns if it is “more likely than not” that such tax position will be sustained based on its technical merits.

Financial Instruments

Our financial instruments are cash and cash equivalents, accounts receivable, accounts payable and notes payable. The recorded values of cash and cash equivalents, accounts receivable, and accounts payable approximate their fair values based on their short-term nature. The recorded values of notes payable approximate their fair values, as their interest rates approximate market interest rates.

Advertising

We expense advertising costs as incurred.  We have no existing arrangements under which we provide or receive advertising services from others for anything other than cash.  Advertising expenses totaled $959 for both the three months ended September 30, 2007 and the period April 3, 2007 (inception) to September 30, 2007.

Litigation

From time to time, we may become involved in disputes, litigation and other legal actions.  We estimate the range of liability related to pending litigation where the amount and range of loss can be estimated.  We record our best estimate of a loss when the loss is considered probable.  Where a liability is probable and there is a range of estimated loss with no best estimate in the range, we record a charge equal to at least the minimum estimated liability for a loss contingency when both of the following conditions are met: (i) information available prior to issuance of the financial statements indicates that it is probable that an asset had been impaired or a liability had been incurred at the date of the financial statements and (ii) the range of loss can be reasonably estimated.

Recently Issued Accounting Pronouncements

In July 2006, the FASB issued FIN 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB No. 109 (“FIN 48”) which prescribes a recognition threshold and measurement process for recording in the financial statements uncertain tax positions taken or expected to be taken in a tax return.  Additionally, FIN 48 provides guidance on recognition, classification, accounting in interim periods and disclosure requirements for uncertain tax positions.  The accounting provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006.  The adoption of FIN 48 did not have a material impact on our consolidated financial position, results of operations and cash flows.

In December 2006, the FASB issued FASB Staff Position (“FSP”) EITF 00-19-2 Accounting for Registration Payment Arrangements (“FSP EITF 00-19-2”) which specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement should be separately recognized and measured in accordance with SFAS No. 5, Accounting for Contingencies.  Adoption of FSP EITF 00-19-02 is required for fiscal years beginning after December 15, 2006.  We are currently evaluating the impact of this guidance on our consolidated financial position, results of operations and cash flows.

In September 2006, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 157, Fair Value Measurements (“SFAS 157”). SFAS No. 157 defines fair value, established a framework for measuring fair value under generally accepted accounting principles (“GAAP”) and expands disclosures about fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007.  We are currently evaluating the impact of this guidance on our consolidated financial position, results of operations and cash flows.

In February 2007, the FASB issued SFAS No. 159 The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115, which permits entities to choose to measure many financial instruments and certain other items at fair value.  The fair value option established by this Statement permits all entities to choose to measure eligible items at fair value at specified election dates.  A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date.  Adoption is required for fiscal years beginning after November 15, 2007. We are currently evaluating the impact of this guidance on our consolidated financial position, results of operations and cash flows.

3.

Prepaid Licensing Agreement and Licensing Agreement Payable

On May 16, 2007 we entered into an agreement with FremantleMedia North America, Inc. (“FremantleMedia”) for an exclusive license right to American Idol branded prepaid gift cards for redemption of American Idol merchandise through a Licensor approved website. The term of this agreement commenced on June 1, 2007 and will end on December 31, 2010.  A total advance of $2,500,000 which is non refundable and non returnable but may be applied against future royalties due is payable as follows: 1) $200,000 payable June 1, 2007; 2) $1,300,000 payable on or before August 15, 2007; 3) $500,000 payable on or before March 10, 2010; and 4) $500,000 payable on or before December 31, 2010.  Through September 30, 2007, we have paid all amounts due through that date totaling $1,500,000.

The prepaid licensing agreement and resulting licensing agreement payable were recorded at the present value of payments due throughout the life of the agreement, discounted at an 8% rate.  The remaining liability corresponding to the remaining payments due in 2010 has been discounted at an 8% annual rate and totals $803,101 at September 30, 2007.  Interest accreted on the liability and charged to operations totaled $16,112 and $21,326 for the three months ended September 30, 2007 and the period April 3, 2007 (inception) to September 30, 2007 in the accompanying statement of operations.

The initial asset in connection with the prepaid licensing agreement was recorded at a value of $2,282,043 and will be charged to operations as sales revenues occur and liabilities for royalties are incurred.  Through September 30, 2007, there were no sales revenues and therefore no related expense or reduction of the prepaid license agreement.  The current portion of the prepaid licensing agreement of $307,249 at September 30, 2007, represents the royalties estimated to be incurred through September 30, 2008.

4.

Notes payable

On June 29, 2007, we issued $740,000 in convertible notes to investors.  The notes bore interest at 12% per annum and subsequent to September 30, 2007 were exchanged by their holders into the common stock of IdeaEdge-CO at the rate of one share per each dollar of principal outstanding on the notes.  The notes are classified as long-term at September 30, 2007 due to their subsequent conversion into our common stock.  As of September 30, 2007, accrued interest in connection with the notes totaled $22,628.  The accrued interest was subsequently foregone by the note holders and added to additional paid-in capital upon the conversion of the notes.

Interest expense in connection with these notes totaled $22,141 for the three months ended September 30, 2007 and $22,628 for the period of April 3, 2007 (inception) to September 30, 2007.

5.

Bridge loans payable

On May 15, 2007, we borrowed $8,000 from our Chief Executive Officer.  The note was repaid in July of 2007 with interest at 5% per annum totaling $187.

During August 2007, we borrowed an additional $577,750 from related parties to fund our operations.  Of these borrowings, $100,000 was repaid in September 2007 and $255,000 was repaid in October 2007.  Accrued interest in connection with these borrowings totaled $7,272 at September 30, 2007.  Interest expense in connection with these borrowings totaled $7,272 for the three months ended September 30, 2007 and for the period of April 3, 2007 (inception) to September 30, 2007.

6.

Income taxes

Deferred tax assets of $233,000 at September 30, 2007 arose due to the tax benefits from net operating loss carryforwards (“NOL”) totaling approximately $580,000 at a combined state and federal rate of 40.3%.  We have recorded a valuation allowance against the entire deferred tax asset balance due to our lack of a history of earnings, the limitations on the use of our NOL as a result of our Company’s purchase by IdeaEdge-CO and the future expiration of the NOL.  Internal Revenue Code Section 382 and similar state rules place a limitation on the amount of taxable income that can be offset by NOL after a change in control (generally greater than a 50% change in ownership).  These factors give rise to uncertainty as to whether the net deferred tax assets are realizable.  As a result of these provisions, our utilization of the NOL will likely be severely limited and a substantial portion of the NOL may expire unused.  For all periods presented in the accompanying statements of operations, the difference between our net loss multiplied by the combined federal and state statutory income tax rates to our tax provision is the result in the change in the valuation allowances against our deferred tax asset.

7.

Transactions with related parties

We paid consulting fees totaling $6,000 to our Company’s stockholders for the period April 3, 2007 (inception) to June 30, 2007.  We purchased equipment and office furnishings with a total cost of $9,223, from a company which formerly employed our Chief Executive Officer and Vice President of Business Development, during the three months ended September 30, 2007.

8.

Commitments

The Company signed a lease agreement for office space through June 30, 2009.  Rent expense totaled $6,196 for both the three months ended September 30, 2007 and the period April 3, 2007 (inception) to June 30, 2007.  The lease calls for minimum monthly rentals of $1,835 from October 1, 2007 to June 30, 2008 and $1,927 from July 1, 2008 to June 30, 2009 for a total future commitment as of September 30, 2007 of $39,639.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL

STATEMENTS FOR THE YEAR ENDED SEPTEMBER 30, 2007

The following unaudited pro forma condensed consolidated financial statements and related notes are presented to show the pro forma effects of the Company’s October 16, 2007 acquisition of IdeaEdge, Inc., a California Corporation, (“IdeaEdge-CA”) during the year ended September 30, 2007 (“IdeaEdge transaction”).  The unaudited pro forma condensed consolidated financial statements are presented to show the Company’s financial position and results operations as if the IdeaEdge transaction occurred as of October 1, 2006.

Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed consolidated financial statements. The pro forma data are not necessarily indicative of the financial results that would have been attained had the IdeaEdge transaction occurred October 1, 2006 and should not be viewed as indicative of operations in future periods. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with notes thereto and the Company’s Annual Report on Form 10KSB for the year ended September 30, 2007.

IDEAEDGE, INC.
(formerly VOS International, Inc.)
Unaudited Pro Forma Condensed Consolidated Balance Sheets

	Historical September 30, 2007		Pro Forma	Pro Forma
	IdeaEdge-CO	IdeaEdge-CA	Adjustments	Consolidated
Assets

Current assets:
Cash	$—	$520,613	$—	$520,613
Gift cards	—	180,300	—	180,300
Prepaid licensing agreement, current portion	—	307,249	—	307,249
Other current assets	—	27,604	—	27,604

Total current assets	—	1,035,766	—	1,035,766

Property and equipment, net of accumulated depreciation of $55	—	1,924	—	1,924
Prepaid licensing agreement	—	1,974,794	—	1,974,794
Assets held for sale	6,360	—	(6,360)	—
Other assets	—	10,688	—	10,688

	$6,360	$3,023,172	$(6,360)	$3,023,172

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable and accrued liabilities	$—	$220,389	$—	$220,389
Accrued interest	—	29,900	—	29,900
Accrued personnel compensation	—	10,996	—	10,996
Bridge loans payable	—	477,750	—	477,750
Liabilities to be assumed by shareholder	1,237,746	—	(1,237,746)	—
Other current liabilities	—	115	—	115

Total current liabilities	1,237,746	739,150	(1,237,746)	739,150

Notes payable	—	740,000	—	740,000
Licensing agreement payable	—	803,101	—	803,101

Total liabilities	1,237,746	2,282,251	(1,237,746)	2,282,251

Commitments and contingencies

Stockholders’ equity:
Preferred shares; $0.001 par value; 10,000,000 share authorized	—	—	—	—
Common shares; $0.001 par value; 80,000,000 shares authorized	1,705	7,100	2,820	11,625
Additional paid-in capital	5,216,513	1,319,965	873,761	7,410,239
Accumulated deficit	(6,449,604)	(586,144)	354,805	(6,680,943)

Total stockholders' equity	(1,231,386)	740,921	1,231,386	740,921

	$6,360	$3,023,172	$(6,360)	$3,023,172

See accompanying notes.

IDEAEDGE, INC. (formerly VOS International, Inc.) Unaudited Pro Forma Condensed Consolidated Statements of Operations

	IdeaEdge-CO, Year ended September 30, 2007	IdeaEdge-CA, Period April 3, 2007 (inception) to September 30, 2007	Pro Forma Adjustments	Pro Forma Consolidated

Revenue	$—	$—	$—	$—
Cost of revenue	—	—	—	—

Gross margin	—	—	—	—
Operating expenses:
General and administrative	—	534,918	—	534,918

Total operating expenses	—	534,918	—	534,918

Operating loss	—	(534,918)	—	(534,918)

Other operating expense
Interest expense	—	(51,226)	—	(51,226)

Loss from continuing operations	—	(586,144)	—	(586,144)

Loss from discontinued operations	(354,805)	—	354,805	—

Net loss	$(354,805)	$(586,144)	$354,805	$(586,144)

Basic and diluted net loss per share	$(0.21)	$(0.09)		$(0.05)

Basic and diluted weighted average common shares outstanding	1,694,163	6,282,296		11,614,290

See accompanying notes.

IdeaEdge, Inc. (formerly VOS International, Inc.)

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Basis of Presentation

The unaudited pro forma condensed consolidated statements of operations for the year ended September 30, 2007, and the unaudited pro forma condensed consolidated balance sheets as of September 30, 2007, are based on the financial statements of IdeaEdge, Inc. (formerly VOS International, Inc.) (“IdeaEdge-CO”) as of and for the year ended September 30, 2007 and the unaudited financial statements IdeaEdge-CA as of September 30, 2007 and for the period April 3, 2007 (inception) to September 30, 2007, and the adjustments and assumptions described below.  All share amounts reflect a 1 for 25 reverse split which occurred on October 16, 2007, simultaneous with the IdeaEdge transaction.

Pro forma adjustments:

The unaudited pro forma balance sheets reflect the following adjustments associated with the IdeaEdge transaction as of September 30, 2007.

•

Record the issuance of 8,026,666 shares of common stock of IdeaEdge-CO for a 100% equity interest of IdeaEdge-CA and assumed liabilities from the IdeaEdge transaction.

•

Record the sale of IdeaEdge-CO’s wholly-owned subsidiary VOS Systems, Inc. (“VSI”) effective October 16, 2007 to IdeaEdge-CO’s former president.  In connection with the sale, the purchaser obtained all of the assets of VSI and assumed all of the liabilities of VSI as well as all of the liabilities of IdeaEdge-CO as of the date of the transaction.  These assets and liabilities constituted all of IdeaEdge-CO’s pre-IdeaEdge transaction assets and liabilities.  The purchaser also received 1,893,461 shares of IdeaEdge-CO common stock.

•

Reflect the elimination of the results of operations of VSI from the pro forma accumulated deficit, as if the sale of VSI had taken place on October 1, 2006.

•

Reflect the issuance of 9,920,127 shares of IdeaEdge-CO (8,026,666 and 1,893,461 shares of common stock from the IdeaEdge transaction and the VSI sale, respectively) for the IdeaEdge transaction, in addition to the ending balance of shares of IdeaEdge-CO common stock outstanding of 1,705,255 at September 30, 2007 for a total of 11,625,382 at September 30, 2007.

The unaudited pro forma statements of operations reflect the following adjustments associated with the IdeaEdge transaction for the year ended September 30, 2007, as if the transactions had taken place on October 1, 2006.

•

Reflect the sale of VSI and the elimination of its operating results from the operating results of IdeaEdge-CO for the year ended September 30, 2007.

•

Include the issuance of 9,920,127 shares of IdeaEdge-CO common stock in the weighted average common shares outstanding of IdeaEdge-CO for the year ended September 30, 2007.

2,168,461 SHARES

OF

COMMON STOCK

IdeaEdge, Inc.

6440 Lusk Blvd., Suite 200

San Diego California 92121

(858) 677-0080

______________

PROSPECTUS

________________

January 9, 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.   Indemnification of Directors and Officers.

Pursuant to our Amended and Restated Articles of Incorporation, our Board of Directors may issue additional shares of common or preferred stock. Any additional issuance of common stock or the issuance of preferred stock could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares, and thereby protects the continuity of our management.  Specifically, if in the due exercise of its fiduciary obligations, the Board of Directors was to determine that a takeover proposal was not in our best interest, shares could be issued by the Board of Directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

·	diluting the voting or other rights of the proposed acquirer or insurgent stockholder group;

·	putting a substantial voting block in institutional or other hands that might undertake to support the incumbent board of directors; or

·	effecting an acquisition that might complicate or preclude the takeover.

The Colorado Corporations and Associations Act (“Colorado Corporate Law”), with certain exceptions, permits a Colorado corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in, or not opposed, to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances.

Our Amended and Restated Articles of Incorporation provide that we shall indemnify our directors and executive officers to the fullest extent now or hereafter permitted by Colorado Corporate Law. The indemnification provided by Colorado Corporate Law and our Amended and Restated Certificate of Incorporation is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances under which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

We may also purchase and maintain insurance for the benefit of any director or officer that may cover claims for which we could not indemnify such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to our directors, officers and controlling persons, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

Item 25.   Other Expenses of Issuance and Distribution.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense	Amount
SEC registration fee	$ 225
Accounting fees and expenses	5,000
Legal fees and expenses	15,000
Printing and related expenses	3,000
TOTAL	$23,225

Item 26.   Recent Sales of Unregistered Securities.

During the year ended September 30, 2007, we issued the following securities without registration under the Securities Act that were not previously disclosed on Form 10-QSB or Form 8-K.  All amounts retrospectively reflect the 25-for-1 reverse stock split effected on October 16, 2007.

During September 2007, we issued 10,714 unregistered common shares in exchange for consulting services with a corresponding market value (for registered shares) of $18,750 as of the date the services were performed.

On October 16, 2007, in connection with the sale of the VOS Subsidiary to Allan Ligi and his assumption of certain debts and liabilities of our Company and the VOS Subsidiary, the Company issued 1,893,461 shares of our common stock to Mr. Ligi at a price of $0.625 per share.  Mr. Ligi subsequently transferred these shares to three shareholders in a private transaction.

At the closing of the acquisition of IdeaEdge-CA, our Company agreed to acquire all of the shares of the outstanding capital stock and $740,000 in promissory notes of IdeaEdge-CA, in exchange for our Company’s issuance to the IdeaEdge-CA shareholders and note holders of 8,026,000 shares of our Company’s common stock.  Our Company also issued 10,000 options to purchase our Company’s Common Stock to a holder of IdeaEdge-CA options.

On November 14, 2007, we entered into an independent consulting agreement for investors' communication and public relations services with SPN Investments, Inc. (“SPN”).  Pursuant to terms of that agreement, we agreed to issue an aggregate of 275,000 shares of our common stock to SPN in exchange for services provided under the agreement.

Subsequent to September 30, 2007 with the acquisition of IdeaEdge-CA and through January 9, 2008, we issued 665,616 unregistered common shares at a sales price of $1.50 per share to individual accredited investors.  The shares were issued as restricted securities exempt from registration pursuant to Section 4(2) of the Securities Act, and an appropriate legend was placed on the stock certificates.

Each of the transactions described above was exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act.  None of the transactions were conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by any investors in connection with this offering.

We plan to raise additional equity financing to finance future financing, investing and working capital needs.

Item 27.   Exhibits.

The following exhibits are included as part of this Form SB-2.

Exhibit No.
2.1	Share Exchange Agreement with IdeaEdge, Inc., a California corporation (1)
2.2	Purchase Agreement for VOS Systems, Inc. by Allan Ligi (1)
3.1	Amended and Restated Articles of Incorporation (2)
3.2	Bylaws (3)
5.1*	Opinion of Steven James Davis, A Professional Corporation
10.2	2007 Equity Incentive Plan (1)
10.3	Consulting Agreement with SPN Investments, Inc. dated November 14, 2007(4)
10.4*	Finders Agreement between IdeaEdge, a California corporation, and RBW, Inc. dated May 31, 2007 (5)
10.5*	Assignment of Finders Agreement with RBW, Inc. (5)
11.1	Statement re Computation of Per Share Earnings (6)
14.1	Code of Business Conduct and Ethics (7)
21.1*	Listing of Subsidiaries
23.1*	Consent of Cordovano and Honeck LLP,
23.2*	Consent of Weaver & Martin, LLC
23.3	Consent of Steven James Davis, A Professional Corporation (contained in exhibit 5.1)
24.1	Power of Attorney (contained in the signature page to this registration statement)
*	Filed as an exhibit to this report
(1)	Incorporated by reference from the registrant’s Definitive Proxy Statement filed on September 21, 2007.
(2)	Incorporated herein by reference to the registrant's Form 8-K filed on October 22, 2007
(3)	Incorporated herein by reference to the registrant’s Form 8-K filed on September 22, 2005
(4)	Incorporated herein by reference to the registrant’s Form 8-K filed on November 19, 2007
(5)	Incorporated herein by reference to the registrant’s Form 10-KSB filed on January 11, 2008
(6)	Included within the financial statements filed within this Registration Statement
(7)	Incorporated herein by reference to the registrant’s Form 8-K filed on November 10, 2005

Item 28.   Undertakings.

(a) The undersigned registrant hereby undertakes to:

(1)   File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)   Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)   Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)   Include any additional or changed material information on the plan of distribution.

(2)   For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)   File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)   For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II-1

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of San Diego, State of California on January 9, 2008.

IdeaEdge, Inc., a Colorado corporation

By: /s/ JAMES COLLAS

       James Collas, Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and/or officers of IdeaEdge, Inc. hereby severally constitute and appoint James Collas, acting individually, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the followings persons in the capacities and on the dates stated.

Signature	Title	Date
/s/ JAMES COLLAS James Collas	Chief Executive Officer, Chief Financial Officer and Director (Principal Executive Officer)	January 9, 2008
/s/ CHRIS NICOLAIDIS Chris Nicolaidis	Vice President of Business Development, Corporate Secretary and Director	January 9, 2008
/s/ JONATHAN SHULTZ Jonathan Shultz	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	January 9, 2008